SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials under 14a-12

EMPIRE RESORTS, INC.

(Name of Registrant as Specified in Its Charter)

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☒	No fee required

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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EMPIRE RESORTS, INC.

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York 12701

To the Stockholders of Empire Resorts, Inc.:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Empire Resorts, Inc. (the “Company”), to be held at Resorts World Catskills, located at 888 Resorts World Drive, Monticello, New York 12701, on Monday, November 5, 2018, at 10:00 a.m., Eastern Standard Time, to consider and vote upon the following proposals:

1.	To elect seven directors to serve on the Company’s Board of Directors (the “Board”) until the 2019 annual meeting of stockholders or until their successors are elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and

3.	Such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” THE RATIFICATION OF APPOINTMENT OF THE COMPANY’S AUDITOR.

The Board has fixed the close of business on September 14, 2018 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. You are requested to carefully read the Proxy Statement and accompanying Notice of Annual Meeting for a more complete statement of matters to be considered at the Annual Meeting.

By Order of the Board,

/s/ Emanuel R. Pearlman	/s/ Nanette L. Horner
Emanuel R. Pearlman	Nanette L. Horner
Executive Chairman of the Board	Secretary

September 21, 2018

IMPORTANT

Whether or not you expect to attend the Annual Meeting, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly, or follow the instructions contained in the Notice of Availability of Proxy Materials to vote on the Internet. If you grant a proxy, you may revoke it at any time prior to the Annual Meeting or vote in person at the Annual Meeting. If you received this Proxy Statement in the mail, a return envelope is enclosed for your convenience.

PLEASE NOTE: If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares in the election of directors unless you direct the nominee holder how to vote, by returning your proxy card or by following the instructions contained in the Notice of Availability of Proxy Materials to vote on the Internet.

EMPIRE RESORTS, INC.

Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York 12701

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 5, 2018

To the Stockholders of Empire Resorts, Inc.:

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Empire Resorts, Inc. (the “Company”) for use at the 2018 Annual Meeting of Stockholders of the Company and at all adjournments and postponements thereof (the “Annual Meeting”). The Annual Meeting will be held at Resorts World Catskills, located at 888 Resorts World Drive, Monticello, New York 12701, on Monday, November 5, 2018, at 10:00 a.m., Eastern Standard Time, to consider and vote upon the following proposals:

1.	To elect seven directors to serve on the Board until the 2018 annual meeting of stockholders or until their successors are elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and

3.	Such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” THE RATIFICATION OF APPOINTMENT OF THE COMPANY’S AUDITOR.

Holders of record of our common stock, par value $.01 (the “Common Stock”), and Series B Preferred Stock, par value $.01 (the “Series B Preferred Stock,” and collectively with the Common Stock, the “Voting Stock”) at the close of business on September 14, 2018 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Each share of Common Stock entitles the holder thereof to one vote and each share of Series B Preferred Stock entitles the holder thereof to fifty-four thousandths (.054) of one vote.

Your vote is important, regardless of the number of shares you own. The affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Voting Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, voting as one class, is required to elect directors. In addition, the affirmative vote of a majority of the Voting Stock present in person or represented by proxy at the Annual Meeting, voting as one class, is required to ratify the appointment of the Company’s independent registered public accounting firm.

A complete list of stockholders of record entitled to vote at the Annual Meeting will be available for 10 days before the Annual Meeting at the principal executive offices of the Company for inspection by stockholders during ordinary business hours for any purpose germane to the Annual Meeting.

Even if you plan to attend the Annual Meeting in person, it is strongly recommended you complete and return your proxy card before the Annual Meeting date, to ensure that your shares will be represented at the Annual Meeting if you are unable to attend.

You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares.

By Order of the Board,

/s/ Emanuel R. Pearlman	/s/ Nanette L. Horner
Emanuel R. Pearlman	Nanette L. Horner
Executive Chairman of the Board	Secretary

September 21, 2018

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” THE RATIFICATION OF APPOINTMENT OF THE COMPANY’S AUDITOR.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on November 5, 2018: This Proxy Statement, along with our Annual Report on Form 10-K for the year ended December 31, 2017, is available at: http://www.cstproxy.com/empireresorts/2018.

EMPIRE RESORTS, INC.

888 Resorts World Drive

Monticello, New York 12701

PROXY STATEMENT

2018 ANNUAL MEETING OF STOCKHOLDERS

to be held on Monday, November 5, 2018 at 10:00 a.m. EST

at Resorts World Catskills

888 Resorts World Drive

Monticello, New York 12701

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving these materials?

The Company has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the 2018 Annual Meeting of Stockholders to be held on Monday, November 5, 2018 at 10:00 a.m., Eastern Standard Time, at Resorts World Catskills, located at 888 Resorts World Drive, Monticello, New York 12701, and at any postponement(s) or adjournment(s) thereof. These materials are first being sent or given to stockholders on or about September 21, 2018. This proxy statement gives you information on the proposals to be presented at the Annual Meeting so that you can make an informed decision.

In this proxy statement, we refer to Empire Resorts, Inc. as the “Company,” “we,” “us” or “our.”

What is included in these materials?

These materials include:

•	This Proxy Statement for the Annual Meeting; and
•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission (the “SEC”) on March 19, 2018 (the “Annual Report”).

If you requested printed versions of these proxy materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials via the Internet instead of mailing printed copies. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) to the Company’s stockholders. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Internet Availability Notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Internet Availability Notice or request to receive a printed or electronic set of the proxy materials. Stockholders may request to receive proxy materials in printed form or electronically by email, by telephone, mail or by logging on to http://www.cstproxy.com/empireresorts/2018. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

How can I get electronic access to the proxy materials?

The Internet Availability Notice will provide you with instructions regarding how to:

•	View the Company’s proxy materials for the Annual Meeting on the Internet; and
•	Instruct the Company to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials. Your election to receive proxy materials by email will remain in effect until you terminate it.

What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

1.	To elect seven directors to serve on the Board of Directors of the Company (the “Board”) until the 2019 annual meeting of stockholders or until their successors are elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and

3.	To transact any other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

How does the Board of Directors recommend that I vote?

Election of Directors

Our Board unanimously recommends that stockholders vote “FOR” each of the nominees for director.

Ratification of Ernst & Young LLP

Our Board unanimously recommends that the stockholders vote “FOR” the ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Who can vote at the 2018 Annual Meeting of Stockholders?

Stockholders who owned shares of our common stock, par value $.01 per share (“Common Stock”), or Series B Preferred Stock, par value $.01 per share (“Series B Preferred Stock,” together with the Common Stock, the “Voting Stock”) on September 14, 2018 (the “Record Date”) may attend and vote at the Annual Meeting. There were 32,717,491 shares of Common Stock and 44,258 shares of Series B Preferred Stock outstanding on the Record Date.

How many votes am I entitled to per share?

Each share of Common Stock entitles the holder thereof to one vote and each share of Series B Preferred Stock entitles the holder thereof to fifty-four thousandths (.054) of one vote. All Voting Stock votes together as a single class. Information about the stockholdings of our directors and executive officers is contained in the section of this proxy statement entitled “Other Information—Principal Stockholders” on page 40 of this proxy statement.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the Internet Availability Notice was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Internet Availability Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “voting instruction form.” If you request printed copies of the proxy materials by mail, you will receive a voting instruction form.

If I am a stockholder of record of the Company’s Voting Stock, how do I vote?

There are three ways to vote:

•	In person. If you are a stockholder of record, you may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.
•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided with the Internet Availability Notice.
•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

If I am a beneficial owner of shares held in street name, how do I vote?

There are three ways to vote:

•	In person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the brokerage firm, bank,

broker-dealer or other similar organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.
•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your shares.
•

By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the voting instruction form and sending it back in the envelope provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your shares.

What is the proxy card?

The proxy card enables you to appoint each of Ryan Eller, our President and Chief Executive Officer and a director, and Emanuel R. Pearlman, the Executive Chairman of our Board, as your representatives at the Annual Meeting. By completing and returning the proxy card, you are authorizing these persons to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is strongly recommended you complete and return your proxy card before the Annual Meeting date just in case your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Internet Availability Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we receive contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Internet Availability Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Internet Availability Notice and, if applicable, the proxy materials, stockholders may contact us as follows:

Empire Resorts, Inc.

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York 12701

Attention: Secretary

Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

How do I request a paper copy of the proxy materials?

There are four ways to request a paper copy of proxy materials:

•

By mail: You may obtain a paper copy of the proxy materials by writing to us at Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701, Attn: Secretary.

•	By telephone. You may obtain a paper copy of the proxy materials by calling 1-888-266-6791.
•	Via the Internet: You may obtain a paper copy of the proxy materials by logging on to http://www.cstproxy.com/empireresorts/2018
•	By Email: You may obtain a paper copy of the proxy materials by email at proxy@continentalstock.com.

Please make your request for a paper copy as instructed above on or before October 19, 2018 to facilitate timely delivery.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote on each proposal at the Annual Meeting. You may vote again on a later date via the Internet (in which case only your latest Internet proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting in person if you are a stockholder of record. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Secretary, at c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701, a written notice of revocation prior to the Annual Meeting.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting instruction form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend the Annual Meeting and vote at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

How many shares must be present or represented to conduct business at the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the Voting Stock outstanding as of the Record Date must be present in person or represented by proxy. “Broker non-votes,” which are described below, and abstentions are counted for the purpose of determining the presence of a quorum.

How are votes counted?

You may vote “for,” “against,” or “abstain” on each of the proposals being placed before our stockholders. If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur when brokers or others hold shares in street name for a beneficial owner that has not provided instructions on how to vote on a particular matter. Matters on which a broker is not permitted to vote without instructions from the beneficial owner and instructions are not given are referred to as “non-routine” matters. The election of directors is “non-routine.” In tabulating the voting result for the election of directors, shares that constitute broker non-votes and abstentions are not considered votes cast. The ratification of auditors is “routine.” In tabulating the voting results for the ratification of auditors, broker non-votes are considered votes cast.

How many votes are required to approve each of the proposals?

Election of Directors

Seven directors are nominated for election to the Board to serve for the next year and until their respective successors are elected and qualified. The seven persons receiving the highest number of affirmative votes cast by holders of Voting Stock present in person or represented by proxy and entitled to vote thereon at the Annual Meeting voting as one class will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election.

Ratification of Ernst & Young LLP

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018 requires the affirmative vote of a majority of the shares of Voting Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will have no effect on the outcome of the proposal to ratify the appointment of Ernst & Young LLP. In tabulating the voting results for the ratification of auditors, broker non-votes are considered votes cast and therefore will have an effect on the outcome of such proposal.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name or in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the Annual Meeting.

What happens if I do not indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be voted “FOR” for all the director nominees and “FOR” the ratification of appointment of the Company’s independent auditor.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Annual Meeting?

We will announce voting results at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Who can help answer my questions?

You can contact our Secretary, Nanette L. Horner, at (845) 807-0001 or by sending a letter to Nanette L. Horner at the offices of the Company, c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701 with any questions about the proposals described in this proxy statement or how to execute your vote.

THE ANNUAL MEETING

We are furnishing this proxy statement to you, as a stockholder of Empire Resorts, Inc., as part of the solicitation of proxies by our Board for use at our Annual Meeting to be held on Monday, November 5, 2018, or any adjournment(s) or postponement(s) thereof.

Date, Time, Place and Purpose of the Annual Meeting

The Annual Meeting will be held at Resorts World Catskills, located at 888 Resorts World Drive, Monticello, New York 12701, on Monday, November 5, 2018, at 10:00 a.m., Eastern Standard Time. You are cordially invited to attend the Annual Meeting, at which stockholders will be asked to consider and vote upon the following proposals, which are more fully described in this proxy statement:

1.	To elect seven directors to serve on the Board until the 2019 annual meeting of stockholders or until their successors are elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and

3.	To transact such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Record Date, Voting and Quorum

Our Board fixed the close of business on September 14, 2018, as the Record Date for the determination of holders of our outstanding Voting Stock entitled to notice of and to vote on all matters presented at the Annual Meeting. As of the record date, there were 32,717,491 shares of Common Stock and 44,258 shares of Series B Preferred Stock issued and outstanding and entitled to vote. Each share of Common Stock entitles the holder thereof to one vote and each share of Series B Preferred Stock entitles the holder thereof to fifty-four thousandths (.054) of one vote. Accordingly, a total of 32,719,881 votes may be cast at the Annual Meeting.

The holders of Voting Stock entitled to cast a majority of all votes that could be cast by the holders of all of the outstanding Voting Stock, present in person or represented by proxy at the Annual  Meeting, constitute a quorum.

Required Vote

The seven persons receiving the highest number of affirmative votes cast by holders of Voting Stock present in person or represented by proxy and entitled to vote thereon at the Annual Meeting voting as one class will be elected to the Board. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018 requires the affirmative vote of a majority of the shares of Voting Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will have no effect on the outcome of this proposal. Such proposal is a “routine” matter on which brokers and nominees can vote on behalf of their clients if clients do not furnish voting instructions, therefore broker non-votes will have an effect on the outcome of this proposal.

Voting

You can vote your shares at the Annual Meeting by proxy or in person.

You can vote by proxy by having one or more individuals who will be at the Annual Meeting vote your shares for you. These individuals are called “proxies” and using them to cast your ballot at the Annual Meeting is called voting “by proxy.” If you wish to vote by proxy, you must do one of the following:

•	Use the Internet to vote by going to the Internet address listed on your proxy card or Internet Availability Notice;
¡	Have your proxy card or Internet Availability Notice in hand as you will be prompted to enter your control number and to create and submit an electronic vote; or
•	Complete the enclosed form, called a “proxy card,” and mail it in the envelope provided.

If you do one of the above, you will designate the Chief Executive Officer and Executive Chairman of the Board to act as your proxies at the Annual Meeting. One of them will then vote your shares at the Annual Meeting in accordance with the instructions you have given them via the Internet or on the proxy card with respect to the election of directors. Proxies will extend to, and be voted at, any adjournment(s) or postponement(s) of the Annual Meeting.

Alternatively, you can vote your shares in person by attending the Annual Meeting. You will be given a ballot at the Annual Meeting.

While we know of no other matters to be acted upon at the Annual Meeting, it is possible that other matters may be presented at the Annual Meeting. If that happens and you have signed and not revoked a proxy card, your proxy will vote on such other matters in accordance with your proxies’ best judgment.

A special note for those who plan to attend the Annual Meeting and vote in person: if your shares are held in the name of a broker, bank or other nominee, you must bring a statement from your brokerage account or a letter from the person or entity in whose name the shares are registered indicating that you are the beneficial owner of those shares as of the Record Date. In addition, you will not be able to vote at the Annual Meeting unless you obtain a legal proxy from the record holder of your shares.

Our Board is asking for your proxy. Giving the Board your proxy means you authorize it to vote your shares at the Annual Meeting in the manner you direct. You may vote for or withhold your vote for each nominee or the other proposals to be submitted at the Annual Meeting or you may abstain from voting. All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted “FOR” the election of each nominee for Director, and “FOR” the ratification of the appointment of Ernst & Young LLP.

Stockholders who have questions or need assistance in completing or submitting their proxy cards should contact Nanette L. Horner, Secretary of the Company, at (845) 807-0001.

Stockholders who hold their shares in “street name,” meaning the name of a broker or other nominee who is the record holder, must either direct the record holder of their shares to vote their shares or obtain a proxy or voting instruction form from the record holder to vote their shares at the Annual Meeting.

Revocability of Proxies

Any proxy may be revoked by the person giving it at any time before the polls close at the Annual Meeting. A proxy may be revoked by filing with our Secretary (Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701) either (i) a written notice of revocation bearing a date later than the date of such proxy or (ii) a subsequent proxy relating to the same shares, or (iii) by attending the Annual Meeting and voting in person.

Simply attending the Annual Meeting will not constitute revocation of your proxy. If your shares are held in the name of a broker or other nominee who is the record holder, you must follow the instruction of your broker or other nominee to revoke a previously given proxy.

Attendance at the Annual Meeting

Only holders of Voting Stock, their proxy holders and guests may attend the Annual Meeting. If you wish to attend the Annual Meeting in person but you hold your shares through someone else, such as a broker, you must bring proof of your ownership and identification with photo identification at the Annual Meeting. For example, you may bring an account statement showing that you beneficially owned Voting Stock as of the Record Date as acceptable proof of ownership.

Solicitation of Proxies and Expenses

The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. Some banks and brokers have customers who beneficially own Voting Stock listed of record in the names of nominees. We intend to request banks and brokers to solicit such customers and will reimburse them for their reasonable out-of-pocket expenses for such solicitations. If any additional solicitation of the holders of our outstanding shares of Voting Stock is deemed necessary, we (through our directors and officers) anticipate making such solicitation directly. The solicitation of proxies by mail may be supplemented by telephone, email and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid to such individuals.

No Right of Appraisal

None of the Delaware General Corporation Law (the “DGCL”), our Second Amended and Restated Certificate of Incorporation nor our Third Amended and Restated Bylaws provide for appraisal or other similar rights for dissenting stockholders in connection with the election of directors or the ratification of the Company’s independent registered public accounting firm. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

Other Business

We are not currently aware of any business to be acted upon at the Annual Meeting other than the election of directors discussed in this proxy statement. The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting. If other matters do properly come before the Annual Meeting, or at any adjournment(s) or postponement(s) of the Annual Meeting, shares of our Voting Stock, represented by properly submitted proxies, will be voted by the proxy holders in accordance with the recommendations of

Principal Offices

The principal executive offices of our Company are located at Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701. The Company’s telephone number at such address is (845) 807-0001.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

Name	Age	Position
Emanuel R. Pearlman	58	Executive Chairman of the Board
Ryan Eller	42	President, Chief Executive Officer and Director
Keith L. Horn	60	Director
Edmund Marinucci	68	Director
Nancy A. Palumbo	57	Director
Gregg Polle	57	Director
Gerard Ewe Keng Lim	59	Director
Nanette L. Horner	54	Executive Vice President, Chief Counsel and Chief Compliance Officer
Jamie M. Sanko	41	Chief Accounting Officer
Charles Degliomini	59	Executive Vice President
Kevin D. Kline	49	Chief Operating Officer and General Manager of Montreign Operating Company LLC

Emanuel R. Pearlman has served as a director since May 2010 and as the Executive Chairman of the Board since June 2016. Mr. Pearlman served as Non-Executive Chairman of the Board from September 2010 through May 2016. He is the Chairman and Chief Executive Officer of Liberation Investment Group, LLC, a New York-based investment management and financial consulting firm, which he founded in January 2003. Mr. Pearlman has been a member of the Board of Directors of CEVA Logistics AG (SIX: CEVA) since May 2018 and serves on its Audit and Nomination and Governance Committees. From June 2013 through May 2018, he served on the Board of Directors of CEVA Holdings, LLC. Mr. Pearlman has been a director of Network-1 Technologies, Inc. (NYSE American:NTIP) since 2012, where he serves as Chairman of the Audit Committee and a member of the Corporate Governance Committee. From May 2017 through September 2017, Mr. Pearlman served on the Board of Directors of ClubCorp Holdings, Inc. (NYSE:MYCC) where he served on the Strategic Review Committee, and from 2009 to 2014, he served as the sole independent director of Fontainebleau Miami JV LLC, which currently owns and operates the Fontainebleau Hotel in Miami Beach. He also served as a director of Multimedia Games, Inc. (NASDAQ-GS:MGAM) from October 2006 to March 2010. Mr. Pearlman holds an MBA from Harvard Business School and a B.A. in Economics from Duke University.

Ryan Eller has served as a director since September 2017. Mr. Eller served as our President and Chief Operating Officer from March 2017 through June 2017 and became our President and Chief Executive Officer in June 2017. From June 2013 to March 2017, Mr. Eller served in various executive officer positions with Genting New York LLC (“Genting NY”), which operates Resorts World Casino New York City (“RWNYC”). From June 2013 to October 2014, Mr. Eller served as Chief Financial Officer and from October 2014 to March 2017, Mr. Eller served as President of Genting NY. During his tenure at Genting NY, Mr. Eller oversaw RWNYC’s planning with respect to a $315 million expansion to add 1,000 video lottery terminals, a new hotel and convention complex. Concurrently with his position at Genting NY, from October 2014 to March 2017, Mr. Eller served as Senior Vice President of Development of Genting Americas Inc. (“Genting Americas”), an indirect, wholly-owned subsidiary of Genting Malaysia Berhad (“Genting Malaysia”), which is also the parent entity of Genting NY. In his role with Genting Americas, Mr. Eller oversaw the design and development of the

Resorts World Las Vegas integrated resort, a $4 billion project on the Las Vegas Strip. From September 2012 to June 2013, Mr. Eller served as Executive Vice President and Chief Financial Officer of Choctaw Resort Development Enterprise, a wholly-owned enterprise of the Mississippi Band of Choctaw Indians, which operates three casinos including the Pearl River Resort, a fully integrated casino and resort facility that includes two casinos, a golf course and waterpark in Choctaw, Mississippi. In this role, Mr. Eller was responsible for the overall financial operations of the Choctaw’s gaming and resort enterprises as well as a restructuring of the property’s operations following an extended period of distress. From September 2007 to September 2012, Mr. Eller served as Treasurer and Executive Director of Finance of PCI Gaming Authority, a business enterprise created by the Poarch Band of Creek Indians, where he helped design, open and operate three casino and hotels representing capital investments over $600 million. At PCI Gaming Authority, Mr. Eller also directed operations and oversaw efforts to acquire and integrate pari-mutuel wagering facilities in Florida and Alabama. From 2006 to 2007, Mr. Eller served as Regional Manager, Planning and Analysis at Caesar’s Entertainment, Inc., where he led a team responsible for strategic, operational and marketing analysis. Mr. Eller served in the United States Marine Corps from 1997 to 2004 where he attained the rank of Major, holds an MBA with honors from Harvard Business School and a bachelor’s degree with distinction from the U.S. Naval Academy.

Keith L. Horn has served as a director of the Company since April 2016. He is the founder and Managing Member of Loring Capital Advisors, an investment advisory and consulting firm since July 2016. He served as Chief Operating Officer and a member of the Management Committee of Elliott Management Corporation (“Elliott”), a global, multi-strategy private investment fund with more than $30 billion of assets under management, from 2003 to 2015. Mr. Horn’s role at Elliott encompassed, among other things, direct responsibility for operations, accounting, finance, IT, applications development, human resources, compliance and all aspects of infrastructure and security. Prior to joining Elliott, beginning in 1987, Mr. Horn spent 16 years at Merrill Lynch serving in various capacities, including global head of Leveraged Finance, head of Latin America Debt, Chief of Staff to the Chairman and President and a managing director in High Yield Finance and Investment Banking. Mr. Horn began his career in private practice as a corporate and securities attorney. He is a member of the Binghamton University Foundation Board of Directors and the Vice Chairman of the Foundation’s Investment Committee. In addition, Mr. Horn is a member of the Board of Directors of PeacePlayers International, a non-profit organization that uses sports to educate and unite children in areas of conflict around the world. From 2011 to 2015, Mr. Horn served as a member of the Board of Directors of the Managed Funds Association, and was also a member of such Board’s Executive Committee and served as Chairman of its Nominating Committee and Chairman of its International Affairs Committee. He recently joined the Board of Directors of ShopOne Centers REIT, Inc., a leading owner, operator and manager of high-quality shopping centers, and the Board of Managers of The Laundry Chute, LLC, a technology-driven laundry service for students on college campuses. Mr. Horn received his J.D. cum laude from Georgetown University Law Center and holds B.A. degrees in Economics and Political Science from Binghamton University, where he graduated Phi Beta Kappa with highest honors.

Edmund Marinucci has served as a director since March 2014. Mr. Marinucci has been a partner at PCH Hotels, LLC, a boutique hotel and resort operator based in San Francisco that is an operating division of Pacific Union Company since 1983. From October 1983 to December 2008, Mr. Marinucci served as President of PCH Hotels, LLC. During his tenure as President, PCH Hotels owned and managed properties in the U.S. and the Caribbean. Such properties included Meadowood Resort (Napa, California), Windermere Island Club (Bahamas), Divi Resorts (Aruba), Downtown Athletic Club (New York City), Frangipani Resort (Anguilla) and Marriott Resort (Grand Cayman).

During his presidency of PCH Hotels, he oversaw the ground-up development of The Hotel Griffon and the renovation and repositioning of the Drisco Hotel (each in San Francisco). Prior to PCH Hotels, Mr. Marinucci served as Director of Development for HCP Hotels/Aston Resorts in Hawaii. In such position, Mr. Marinucci oversaw all development aspects of the hotel group and grew inventory from 15 to 20 hotel resorts. From 1978 to 1981, Mr. Marinucci served as Director of Resort Operations for Kapalua Resort Maui in Hawaii. While at Kapalua Resort Maui, Mr. Marinucci was responsible for the daily operations of the resort, including the Kapalua Bay Hotel, 150 rental villas, two golf courses, The Bay and The Village. He currently serves on the Board of Directors of The Dominick, a five-star boutique hotel located in Soho in New York City. Mr. Marinucci previously served on the Board of Directors of Jameson Inns/Colony Capital, a private hotel and resort company, and from November 2009 to January 2018, he served on the Board of Directors of Miami JV Member LLC, an investor in a private hotel and resort company known as the Fountainbleu. Mr. Marinucci is a member of The Cornell Hotel Society. Mr. Marinucci received a BS in Hotel Administration from the Cornell University School of Hotel Administration.

Nancy A. Palumbo has served as director since June 2009. Ms. Palumbo also acts as an independent consultant in the areas of strategic marketing, corporate communications and business development. Ms. Palumbo has also served as a principal in CRAMN LLC, a global business development company. From March 2009 to December 2010, she served as President of the Green Planet Group, a company that advised on solar and renewable energy solutions. Prior to joining Green Planet Group, from May 2007 to March 2009, Ms. Palumbo was the General Manager for Walker Digital Lottery and from October 2006 to May 2007, she served as the Senior Vice President for Strategic Marketing and Corporate Communications for the New York Daily News. From January 2004 to October 2006, Ms. Palumbo served as the Director of the New York Lottery, where she managed a $6 billion a year business and oversaw the opening of six video gaming facilities. From February 1995 to January 2004, Ms. Palumbo served as the Executive Deputy Commissioner for the Office of Parks Recreation and Historic Preservation for the State of New York, where she was instrumental in developing public-private partnerships to generate additional revenue to expand park services. Ms. Palumbo is a graduate of St. Bonaventure University.

Gregg Polle has served as a director since December 2010 and currently serves as the Company’s Lead Independent Director. Mr. Polle is a Managing Director for Moelis & Company, an investment bank that provides financial advisory services and capital raising solutions to clients in connection with mergers and acquisitions, restructurings and other strategic matters. He has also served as an investment banker with Citigroup Inc. (“Citigroup”) and its predecessors Salomon Brothers and Salomon Smith Barney from 1983 until November 2008. Mr. Polle most recently served as head of the global industrial group at Citigroup and previously was the co-head of Citigroup’s global mergers and acquisitions group. Mr. Polle was a private investor from November 2008 through July 2011. Mr. Polle received a B.S. in Economics from the Wharton School of the University of Pennsylvania.

Gerard Ewe Keng Lim has served as a director since September 2017. Mr. Lim serves as a director of Kien Huat Realty III Limited (“Kien Huat”), the Company’s largest stockholder. Since February 2009, Mr. Lim has served as General Manager of Kien Huat Realty Sdn Berhad (“KHRSB”), which is a holding company that is a substantial shareholder of Genting Berhad. He was appointed as a director of KHRSB in September 2017. Genting Berhad is the holding company for the Genting Group, a multi-national conglomerate that includes, among other things, hospitality and casino holdings worldwide. Mr. Lim also serves as director of Golden Hope Limited (“Golden Hope”), which acts as trustee for a private unit trust primarily involved in investment holding. Golden Hope as trustee of the unit trust is an affiliate of Kien Huat and a substantial shareholder of Genting Hong Kong

Limited (formerly known as Star Cruises Limited) which is publicly traded in Hong Kong. In his position as General Manager of KHRSB and director of KHRSB and Golden Hope, and in his positions as director of various subsidiaries and affiliates of KHRSB and Golden Hope, Mr. Lim oversees the investments of KHRSB and Golden Hope in various concerns, including a ski resort, casino resorts, genomics, real estate and leisure lifestyle companies. Mr. Lim also serves as a director of Resorts World Inc Pte Ltd., an affiliate of the Genting Group and the parent entity of Resorts World Services Pte. Ltd., from which the Company licenses the “Resorts World” and “Genting” brand names. Mr. Lim also serves as a director of Grand Banks Yachts Limited, a company publicly traded in Singapore with significant subsidiaries in the business of manufacturing and selling luxury yachts worldwide. Genting Hong Kong Limited indirectly holds a substantial ownership interest in Grand Banks Yachts Limited. Prior to joining KHRSB and Golden Hope, from 1997 to 2007, Mr. Lim held various positions with Genting Hong Kong Limited. Most recently, Mr. Lim served as its Chief Financial Officer from 2004 to 2007. Mr. Lim holds a Bachelor of Science in Chemical Engineering from the University of Birmingham and a Master’s degree in Business Administration from the University of Aston.

Nanette L. Horner joined the Company in July 2010 and currently serves as Executive Vice President, Chief Counsel and Chief Compliance Officer. Ms. Horner has been an attorney in the gaming industry since 1996. Prior to her employment with the Company, Ms. Horner was a regulator with the Pennsylvania Gaming Control Board (“PGCB”) from August 2005 to June 2010 where she served as Deputy Chief Counsel assigned to the Bureau of Licensing. In September 2006, Ms. Horner was named the PGCB’s first director of the Office of Compulsive and Problem Gambling. She is a member of the Board of Directors for the National Council on Problem Gambling, and is a member of American Mensa and the International Masters of Gaming Law.

Jamie M. Sanko has served as Chief Accounting Officer since December 2017. Prior to joining the Company, from December 2014 to December 2017, Mr. Sanko served as the chief financial officer of Genting Americas Inc., where he was responsible for financial oversight of operations in New York, Miami, Bimini and Las Vegas. From January 2011 to October 2014, Mr. Sanko served as the Director of Finance and as of October 2014, the Chief Financial Officer for Resorts World Casino in New York City. From July 2008 to November 2011, Mr. Sanko was the Reconciliation Manager and Trade Services Manager for DuPont Capital Management in Wilmington, Delaware. From 2003 to 2007, Mr. Sanko was an audit manager and audit senior for Ernst & Young LLP, where he served as the engagement executive for various public companies as well as non-public partnerships. Mr. Sanko earned his Bachelor’s degree from LaSalle University and his MBA from Drexel University.

Charles Degliomini joined the Company in 2004 and currently serves as Executive Vice President of Governmental Affairs and Corporate Communications. Since 2011, Mr. Degliomini has served as a director of the New York Gaming Association, a not-or-profit trade association created to advance the interests of New York State’s nine racetrack casinos. He is a member of the Board of Directors of the Sullivan County Chamber of Commerce, as well as the Community Foundation of Orange and Sullivan counties, which currently manages more than 280 permanent charities for individuals, families, businesses and organizations. Mr. Degliomini is also a member of the Board of Directors of the Sullivan County Visitors Association. Mr. Degliomini served in the General Services Administration as chief of staff to the Regional Administrator from 1985 to 1998, and was the New York State communications director for Reagan-Bush in 1984. Mr. Degliomini has a B.A. in Political Science from Queens College.

Kevin D. Kline has served as Chief Operating Officer and General Manager of Montreign Operating Company LLC (“Montreign”) since December 2017. Prior to joining Montreign, from March 2016 to December 2017, Mr. Kline was a principal of Kline Edge Enterprises LLC and provided management and operational consulting for entrepreneurial clients. From January 2011 to November 2015, Mr. Kline served as the Senior Vice President and General Manager of the Horseshoe Casino Cincinnati, formerly a Caesars Entertainment branded property. Mr. Kline was involved in the design and construction of the 23-acre site and, upon opening, oversaw the overall daily operations of the property, which included 1,700 team members. From November 2015 to March 2016, Mr. Kline served as a Senior Vice President of Caesars Entertainment Corp. (Nasdaq: CZR) and assisted in the transfer of the ownership and management rights to Horseshoe Casino Cincinnati in connection with the bankruptcy filing of certain subsidiaries of Caesars Entertainment Corp. From July 2005 to December 2010, Mr. Kline served as the Vice President and Assistant General Manager for the Horseshoe Hammond Casino, a Caesars Entertainment branded property in the Chicagoland market. Mr. Kline led the teams responsible for the design and construction of a new $500 million casino site. Upon the opening of the new facility in August 2008, Mr. Kline led the management and operations of the new property, which included 2,300 team members. From March 1999 to June 2005, Mr. Kline served in various capacities within the Harrah’s Entertainment organization. From March 2005 to June 2005, Mr. Kline served as a member of the integration team created in connection with the merger of Caesars Entertainment Corp. and Harrah’s Entertainment Corp., which was consummated in 2005. From February 2002 to March 2005, Mr. Kline served as the Vice President of Casino Marketing for Harrah’s Entertainment in New Orleans where he, along with the management team, transitioned the property and business during a restructuring period. From December 2000 to February 2002, Mr. Kline served as the Vice President of Casino Marketing for The Rio All-Suite Hotel and Casino in Las Vegas, also a Harrah’s property, where he was responsible for restructuring the property’s multi-channel sales function and implementing strategies to drive high-valued national and international customer trips to the property. From March 1999 to December 2000, Mr. Kline served as Vice President of VIP marketing at Harrah’s, where he was responsible for the strategic marketing initiatives related to the company’s VIP marketing segment. Prior to joining the Harrah’s organization, Mr. Kline served in various marketing roles within the Trump casino organization. From March 2011 to March 2018, Mr. Kline served as a board member of the Cincinnati USA Convention and Visitors Bureau. From 2013 to February 2018, Mr. Kline served as a board member of the Alzheimer’s Association of Greater Cincinnati. Mr. Kline has a Bachelor’s degree in Business from James Madison University and a Master’s of Management degree from Cornell University’s School of Hotel Administration with concentrations in finance and real estate finance.

Board Qualifications

We believe that the collective skills, experiences and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our stockholders. While the Corporate Governance and Nominations Committee of our Board does not have any specific, minimum qualifications that must be met by each of our directors, it uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board. In addition to the individual attributes of each of our current directors described herein, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, exhibit commitment to enhancing stockholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experience.

Each of Messrs. Eller and Pearlman has extensive experience in the gaming industry. Mr. Eller has over ten years of experience in the financial reporting, strategic management, development and operations of various casinos. Mr. Pearlman has experience as a consultant for and director of companies in the gaming industry. Their individual and collective gaming experience provides substantial guidance with respect to our gaming operations.

Mr. Horn has served as chief operating officer of a private investment fund for 12 years and served as an investment banker at Merrill Lynch for 16 years prior to that. Additionally, Mr. Horn is a corporate and securities lawyer by training and practiced law for three and one-half years. Mr. Polle has over 25 years of experience as an investment banker with Citigroup and its predecessors. This experience provides Mr. Horn and Mr. Polle with comprehensive financial and accounting expertise and qualifies each of them as an audit committee financial expert under the SEC’s guidelines.

Through her experience as a top-level executive in New York State government for many years, Ms. Palumbo has a comprehensive understanding of the extensive laws, regulations and ordinances applicable to our gaming business as well as substantial strategic marketing experience.

Mr. Marinucci has over 35 years of experience in the development, management and operation of hotel and resort properties.

Mr. Lim has over 33 years of experience in managing investments in the real estate, entertainment, leisure and hospitality industries.

Corporate Governance

Director Independence

The Board evaluates the independence of each nominee for election as a director of our Company in accordance with the Listing Rules (the “Nasdaq Listing Rules”) of the Nasdaq Stock Market LLC (“Nasdaq”). Pursuant to these rules, a majority of our Board must be “independent directors” within the meaning of the Nasdaq Listing Rules, and all directors who sit on our Audit Committee, Corporate Governance and Nominations Committee and Compensation Committee must also be independent directors.

The Nasdaq definition of “independence” includes a series of objective tests, such as the director or director nominee is not, and was not during the last three years, an employee of the Company and has not received certain payments from, or engaged in various types of business dealings with, the Company. In addition, as further required by the Nasdaq Listing Rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with such individual’s exercise of independent judgment in carrying out his or her responsibilities as a director. In making these determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities as they may relate to Company and its management.

As a result, the Board has affirmatively determined that none of our directors or director nominees has a material relationship with the Company other than Messrs. Eller, Lim and Pearlman. The Board has also affirmatively determined that all members of our Audit Committee, Corporate Governance and Nominations Committee and Compensation Committee are independent directors.

Committees and Meetings of the Board

The Board met on 19 occasions during the fiscal year ended December 31, 2017 with three unanimous written consents. Each of the members of the Board, in 2017 attended at least 80% of the meetings held by the Board during the time such directors served as a member of the Board. There are five committees of the Board: the Audit Committee, the Corporate Governance and Nominations Committee, the Compensation Committee, the Regulatory Compliance Committee and the Strategic Development Committee.

Our last annual meeting of stockholders was held on October 31, 2017, and all members of our Board in 2017 attended that meeting.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Nasdaq Listing Rules. In addition, our Board adopted a written charter for the Audit Committee, which is available on the Company’s Website at www.empireresorts.com and a hard copy of which may be obtained, free of charge, from the Company by writing to the Company’s Secretary at Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York, 12701 or calling (845) 807-0001.

The Audit Committee currently consists of Messrs. Horn and Polle and Ms. Palumbo, each of whom is independent within the meaning of the Nasdaq Listing Rules. In addition, each Audit Committee member satisfies the Audit Committee independence standards under the Exchange Act. Our Board has determined that each of Mr. Horn and Mr. Polle qualify as an Audit Committee financial expert, as defined by SEC rules, based on education, experience and background. Mr. Horn serves as chairperson of the Audit Committee.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee our financial reporting activities. The Audit Committee is responsible for reviewing with both our independent registered public accounting firm and management our accounting and reporting principles, policies and practices, as well as our accounting, financial and operating controls and staff.

The Audit Committee met on 15 occasions during the fiscal year ended December 31, 2017 with one unanimous written consent. Each of the members of the Audit Committee in 2017 attended 90% of the meetings held by the Audit Committee during the time such directors served as a member of the committee.

Corporate Governance and Nominations Committee

Our Board adopted a written charter for the Corporate Governance and Nominations Committee, which is available on the Company’s Website at www.empireresorts.com and a hard copy of which may be obtained, free of charge, from the Company by writing to the Company’s Secretary at Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York, 12701 or calling (845) 807-0001.

The Corporate Governance and Nominations Committee currently consists of Messrs. Marinucci and Polle and Ms. Palumbo. Mr. Marinucci serves as chairperson of the Corporate Governance and Nominations Committee.

The Corporate Governance and Nominations Committee develops, recommends and oversees implementation of corporate governance principles for the Company. In addition, it considers recommendations for director nominees from a wide variety of sources, including members of our Board, business contacts, community leaders, third-party advisory services and members of management. The Corporate Governance and Nominations Committee also considers stockholder recommendations for director nominees that are properly received in accordance with applicable rules and regulations of the SEC.

The Corporate Governance and Nominations Committee met on six occasions during the fiscal year ended December 31, 2017, with one unanimous written consent. Each of the members of the Corporate Governance and Nominations Committee in 2017 attended 100% of the meetings held by the Corporate Governance and Nominations Committee during the time each director served as a member of the committee.

Each of the nominees up for election at the Annual Meeting was recommended to the Board by the Corporate Governance and Nominations Committee.

Compensation Committee

The Compensation Committee has adopted a written charter, which is available on the Company’s Website at www.empireresorts.com. A hard copy may be obtained, free of charge, from the Company by writing to the Company’s Secretary at Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York, 12701 or calling (845) 807-0001.

The Compensation Committee currently consists of Ms. Palumbo and Messrs. Polle and Marinucci. Ms. Palumbo serves as chairperson of the Compensation Committee.

The Compensation Committee is responsible for establishing and reviewing the appropriate compensation of our directors and executive officers, for reviewing employee compensation plans and for considering and making grants and awards under, and administering, our equity incentive plans and cash bonus plans. More specifically, the Compensation Committee has sole authority to determine the Chief Executive Officer’s compensation level, which is subject to ratification by the Company’s independent directors. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Compensation Committee considers, among other factors, the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, the awards given to the Chief Executive Officer in past years, and such other factors as the Compensation Committee may determine to be appropriate. The Compensation Committee reviews and approves the compensation of all other officers of the Company. The Compensation Committee may invite the Company’s Chief Executive Officer to participate in meetings of the Compensation Committee relating to discussions other than his compensation, but if present during any deliberations of the Committee, the Chief Executive Officer may not vote. The Compensation Committee also reviews and approves any severance or similar termination payments proposed to be made to any current or former executive officer.

The Compensation Committee has the authority to directly engage, at our expense, any compensation consultants or other advisers as it deems necessary to assist in the evaluation of director, Chief Executive Officer or executive officer compensation. In March 2017, the Compensation Committee engaged the advisory firm of Aethos Consulting Group (“Aethos”) as a compensation consultant to assist the Compensation Committee in developing compensation packages for its executive officers and to ensure that the Company meets applicable market standards in order to retain and attract talent. In particular, the Compensation Committee commissioned Aethos to provide a market analysis report and advise on the long-term incentive values for our Executive Chairman and the President and Chief Executive Officer. Aethos provided comparisons to the Company’s peers in the gaming and resort industries, which assisted the Compensation Committee in setting compensation levels for senior executives in fiscal 2017.

The Compensation Committee met on 10 occasions during the fiscal year ended December 31, 2017 with one unanimous written consent. Each of the members of the Compensation Committee in 2017 attended at least 100% of the meetings held by the Compensation Committee during 2017.

Regulatory Compliance Committee

The Regulatory Compliance Committee currently consists of Ms. Palumbo and Messrs. Polle and Horn. Ms. Palumbo served as chairperson of the Regulatory Compliance Committee in 2017 and currently serves as its chairperson.

The Regulatory Compliance Committee is responsible for adopting the policies and procedures, as necessary or as requested by the Board, regarding compliance with laws and regulations and responses to changes in the legislative, regulatory or legal environment. In addition, the Regulatory Compliance Committee is responsible for keeping abreast of and making recommendations to the Board with respect to developments in regulatory compliance programs, which are relevant to the Company’s activities, operations and licenses and overseeing the delivery to and the acknowledgment by the appropriate employees of the Company of materials setting forth or describing the regulatory requirements applicable to their conduct or the business of the Company. The Regulatory Compliance Committee also meets with our Chief Compliance Officer to review our compliance with legal and regulatory requirements and to make recommendations with respect to any potential legal or regulatory violations.

The Regulatory Compliance Committee met on four occasions during the fiscal year ended December 31, 2017.

Strategic Development Committee

The members of the Strategic Development Committee in 2017 were Messrs. Pearlman, Polle and Marinucci, with Mr. Horn joining in 2018. Mr. Pearlman serves as chairperson of the Strategic Development Committee.

The Strategic Development Committee serves as a committee of the Board to act upon and facilitate the consideration of certain high-level business and strategic matters relating to development and expansion.

The Strategic Development Committee met on 18 occasions during the fiscal year ended December 31, 2017 with one unanimous written consent.

Compensation Committee Interlocks and Insider Participation

In 2017, the members of the Compensation Committee were Ms. Palumbo and Messrs. Polle and Marinucci. Ms. Palumbo served as chairperson of the Compensation Committee in 2017 and continues to serve in such position.

Audit Committee Report*

The Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. Additionally, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Submitted by:

Audit Committee of the Board of Directors

/s/ Keith Horn

/s/ Gregg Polle

/s/ Nancy A. Palumbo

* The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

Board Leadership Structure and Role in Risk Oversight

Although we do not require separation of the offices of the Chairman of the Board and Chief Executive Officer, we currently have a different person serving in each such role—Mr. Pearlman is our Executive Chairman, and Mr. Eller is our President and Chief Executive Officer. The decision whether to combine or separate these positions depends on what our Board deems to be in the long-term interest of stockholders in light of prevailing circumstances. Mr. Pearlman served as non-executive Chairman of the Board since September 8, 2010 and has served as Executive Chairman of the Board since June 1, 2016. Mr. Eller served as our President and Chief Operating Officer from March 2017 to June 2017. Since June 2017, Mr. Eller has served as our President and Chief Executive Officer. This arrangement has and will continue to allow our Executive Chairman to lead the Board, while our Chief Executive Officer focuses primarily on managing the operations of the Company. The separation of duties provides strong leadership for the Board while allowing the Chief Executive Officer to be the leader of the Company, focusing on its customers, employees, and operations. Our Board believes the Company is well-served by this flexible leadership structure and that the combination or separation of these positions should continue to be considered on an ongoing basis.

Pursuant to that certain Investment Agreement between the Company and Kien Huat, our largest stockholder, Kien Huat is entitled to recommend three nominees, whom we are required to cause to be elected or appointed to our Board, subject to the satisfaction of all legal and governance requirements regarding service as a director and to the reasonable approval of the Corporate Governance and Nominations Committee of the Board, for so long as Kien Huat maintains ownership of at least 24% of the voting power of our capital stock outstanding at such time. For as long as Kien Huat is entitled to designate nominees for directors to the Board, it will have the right to nominate one of its nominees elected to serve as a director to serve as Chairman of the Board. Each of Messrs. Lim, Eller and Pearlman were designated as nominees by Kien Huat pursuant to this right. In addition, for so long as Kien Huat owns capital stock with at least 30% of the voting power of our outstanding capital stock outstanding at such time, certain decisions made by the Board relating to fundamental transactions involving us and our subsidiaries and certain other matters require the approval of the directors designated for nomination by Kien Huat. We believe that this arrangement is an appropriate reflection of the Company’s underlying ownership structure.

The Board is actively involved in overseeing our risk management processes. The Board focuses on our general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management. Further, operational and strategic presentations by management to the Board include consideration of the challenges and risks of our businesses, and the Board and management actively engage in discussion on these topics. In addition, each of the Board’s committees considers risk within its area of responsibility. For example, the Audit Committee provides oversight to legal and compliance matters and assesses the adequacy of our risk-related internal controls. The Compensation Committee considers risk and structures our executive compensation programs to provide incentives to reward appropriately executives for growth without undue risk taking.

Consideration of Director Nominees

Stockholder Recommendations and Nominees

The policy of our Corporate Governance and Nominations Committee is to consider properly submitted recommendations for candidates to the Board from stockholders. Any stockholder recommendations for consideration by the Corporate Governance and Nominations Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and the Company within the last three years, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the Board, any other information required to be provided under securities laws and regulations, and a written indication to provide such other information as the Nominating and Corporate Governance Committee may reasonably request. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or otherwise. Stockholder recommendations to the Board should be sent to:

Empire Resorts, Inc.

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York, 12701

Attention: Secretary

In addition, our Bylaws permit stockholders to nominate directors for consideration at an annual meeting of stockholders. Stockholders wishing to nominate a candidate for director at the annual meeting of stockholders must give written notice to Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York, 12701, Attention: Secretary, either by personal delivery or by United States mail, postage prepaid. The stockholder’s notice must be received by us not less than 120 or more than 180 days prior to the first anniversary (the “Anniversary”) of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders. However, if the date of the annual meeting of stockholders is advanced more than 30 days prior to or delayed by more than 30 days after the Anniversary of the preceding year’s annual meeting of stockholders, then, to be timely, notice by the stockholder must be delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting of stockholders or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made. To be in proper form, a stockholder’s notice to the Secretary shall be in writing and shall set forth (i) the name and address of the stockholder who intends to make the nomination(s) and of the person or persons to be nominated, (ii) a representation that the stockholder is a holder of record of stock of the Company, that the stockholder intends to vote such stock at such annual meeting of stockholders and intends to appear in person or by proxy at the annual meeting of stockholders to nominate the person or persons specified in the notice, (iii) a description of all arrangements or understandings between the stockholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A of the Exchange Act, had the nominee been nominated, or intended to be nominated, by the Board, (v) the class and number of shares of capital stock that are owned of record and beneficially owned by the stockholder and (vi) the written consent of each nominee to serve as a director of the Company if so elected.

Director Qualifications

The Board believes that all directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Corporate Governance and Nominations Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, risk management skills, and, for incumbent directors, his or her past performance. While neither the Board nor the Corporate Governance and Nominations Committee has adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board, it is our goal to have a balanced Board, with members whose skills, background and experience are complimentary and, together, cover the variety of areas that impact our business.

The Corporate Governance and Nominations Committee initially evaluates a prospective nominee on the basis of his or her resume and other background information that has been made available to the committee. A member of the Corporate Governance and Nominations Committee will contact for further review those candidates who the committee believes are qualified, who may fulfill a specific board need and who would otherwise best make a contribution to the Board. If, after further discussions with the candidate, and other further review and consideration as necessary, the Corporate Governance and Nominations Committee believes that it has identified a qualified candidate, it will make a recommendation to the Board.

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics, applicable to all employees, and a Code of Ethics for the Principal Executive Officer and Senior Financial Officer(s), each of which is available on our Website (www.empireresorts.com) and will be provided in print without charge to any stockholder who submits a request in writing to Empire Resorts, Inc., Investor Relations, c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701. Any amendment to and waivers from the Code of Ethics with respect to the Company’s Chief Executive Officer or Chief Financial Officer will be posted on the Company’s Website. The Code of Business Conduct and Ethics provides that any waiver thereof may be made only by the Board or, in cases not involving an executive officer or member of the Board, by the Company’s Chief Compliance Officer.

Procedures for Contacting Directors

The Board has established a process for stockholders to send communications to the Board. Stockholders may communicate with the Board generally or a specific director at any time by writing to: Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York, 12701, Attention: Investor Relations. We review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board generally, to the Chairman of the Corporate Governance and Nominations Committee. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the Board.

Executive Compensation

Compensation Committee Report*

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in the proxy statement.

Submitted by:

Compensation Committee of the Board of Directors

/s/ Nancy A. Palumbo

/s/ Gregg Polle

/s/ Edmund Marinucci

* The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

Compensation Discussion and Analysis

Objectives of Our Compensation Program

Our compensation programs are intended to encourage executives and other key personnel to create sustainable growth in value for our stockholders. In particular, the objectives of our programs are to:

•	attract, retain, and motivate superior talent;
•	ensure that compensation is commensurate with our performance and stockholder returns;
•	provide performance awards for the achievement of strategic objectives that are critical to our long-term growth; and
•	ensure that our executive officers and key personnel have financial incentives to achieve sustainable growth in stockholder value.

Executive Compensation Decisions—The Role of the Compensation Committee, the Chief Executive Officer and Advisory Vote on Executive Compensation

The Compensation Committee is responsible for evaluating and approving the compensation of our executive officers. The Compensation Committee considers recommendations from our President and Chief Executive Officer with respect to executive compensation matters, except regarding his own compensation. Although the advisory shareholder vote on executive compensation is non-binding, the Committee has considered, and will continue to consider, the outcome of this vote when making compensation decisions for our Chief Executive Officer and other “named executive officers” as defined in item 402(a)(3) of Regulation S-K promulgated under the Exchange Act (“Named Executive Officers”). At our annual meeting of shareholders held on November 1, 2016, approximately 99.8% of the shareholders who voted on the “say-on-pay” proposal approved the compensation of our Named Executive Officers. At our annual meeting of shareholders held on November 11, 2013, the Company’s shareholders approved, on an advisory basis, a frequency of every three years for future votes on executive compensation. Thus, the Company did not hold a vote on such matter in 2017.

Our Executive Compensation Program and Risk

We do not believe that our compensation programs are structured to reward inappropriate risk-taking, and have concluded that our compensation policies and practices are not reasonably likely to result in a material adverse effect on our businesses, for several reasons, including the following:

•

We provide a mix of variable performance-based annual cash compensation (at the discretion our Compensation Committee), fixed cash compensation in the form of base salaries, and long-term equity compensation in the form of equity awards. We believe this combination of variable and fixed cash compensation and a long-term equity interest which vest over time, provides appropriate incentives and rewards management while at the same time encourages appropriate-but not excessive-levels of risk assumption.

•

The design of our compensation programs, including with respect to the variety of performance criteria established under our plans, encourages executives to remain focused on both the short-term and long-term success of the Company’s operational and development objectives; as a result, any incentive to take short-term risks is mitigated by the necessity for us to achieve success and maintain shareholder value over the long-term. In this regard, a portion of compensation is delivered to executives in the form of an annual bonus, and a portion of the compensation of our senior executives is based on meeting longer term goals.

•

A portion of compensation to our senior executives is delivered through the use of equity awards, which generally vested after Resorts World Catskills was completed and open to the public. The Compensation Committee believes that these equity incentive awards focus our executives on the long-term success of the Company, align their interests with those of our shareholders and, because of the multi-year vesting feature, subject management to the long-term consequences of risks undertaken to achieve short-term objectives.

Determination of Compensation Levels

In setting compensation levels, including bonus for our senior executives, under our performance bonus plan, and the mix of compensation for fiscal 2017, the Compensation Committee considered several factors. These include cash bonuses based on the Company’s progress with the construction of Resorts World Catskills and the planning and design of the Entertainment Project (defined below) and Golf Course Project (defined below), existing employment agreements with individual executives, the desire to motivate the executives and align the compensation of the executives with the financial performance of the Company by providing incentives, and the Compensation Committee’s subjective assessment of the individual’s experience, responsibilities, management, leadership abilities and job performance. The Compensation Committee has, from time to time, used focused marketplace compensation analysis and reviewed compensation levels at companies of similar type and size for comparison purposes in connection with the recruitment and retention of our executive officers.

In March 2017, the Compensation Committee engaged the advisory firm of Aethos Consulting Group (“Aethos”) as a compensation consultant, to assist the Compensation Committee in developing compensation packages for its executive officers and to ensure that the Company meets applicable market standards in order to retain and attract talent. In particular, the Compensation Committee commissioned Aethos to provide a market analysis report and advise on the long-term incentive values for its Executive Chairman and the President and Chief Executive Officer. Aethos provided comparisons to the Company’s peers in the gaming and resort industries, which assisted the Compensation Committee in setting compensation levels for senior executives in fiscal 2017.

Elements of Our Executive Compensation Structure

Our compensation structure consists of two tiers of remuneration. The first tier consists of base pay, and retirement, health, and welfare benefits. The second tier consists of both short and long-term incentive compensation.

Base Pay

Base compensation for each of our Named Executive Officers, other than Mr. Pearlman has been established pursuant to their respective employment agreements with the Company. Base pay and benefits are designed to be sufficiently competitive to attract and retain world class executives. In the past, the Compensation Committee has retained the discretion to review Named Executive Officers’ base pay, and to make increases based on executive performance and market norms. In July 2017, January 2018 and March 2018, the Compensation Committee took action to increase the base salaries of Ms. Laurette Pitts, the Company’s Chief Financial Officer until her resignation effective

December 4, 2017, Ms. Horner and Mr. Pearlman, respectively. The Compensation Committee has also recommended increases when executives have been promoted, or their responsibilities have otherwise been expanded.

Equity-based Compensation

Equity-based compensation is designed to provide incentives to our executive officers to build stockholder value over the long-term by aligning their interests with the interest of stockholders. Since 2005, we have granted equity-based awards in the form of restricted stock, options and restricted stock units, as the Compensation Committee determined this was an effective vehicle for the motivation and retention of our executive officers.

On March 13, 2018, Mr. Pearlman was granted 25,000 restricted stock units (“RSUs”) under the 2015 Equity Incentive Plan, one-third of such RSUs, or 8,333.33 RSUs, will vest annually over the three-year period ending March 13, 2021, subject to Mr. Pearlman’s continued employment or service to the Company during that period. The RSUs are subject to immediate vesting in the event of a Change in Control, as such term is defined in the 2015 Equity Incentive Plan, subject to Mr. Pearlman’s continued employment or service to the Company. In addition, in the event that Mr. Pearlman’s employment with the Company is terminated by the Company other than for Cause, as such term is defined in the 2015 Equity Incentive Plan, and Mr. Pearlman is removed from the Company’s Board of Directors by the shareholders of the Company other than for Cause, or he is not renominated by Kien Huat to stand for election to the Board, then all unvested RSUs will vest immediately. Subject to Mr. Pearlman’s continued employment, each vested RSU will be settled on March 13, 2023, which is the fifth anniversary of the grant date. In the event that Mr. Pearlman’s employment or service with the Company terminates prior to March 13, 2023, the vested RSUs will be settled on such separation date and all unvested RSUs will be cancelled immediately. If Mr. Pearlman’s employment or service to the Company is terminated for Cause (as defined in the 2015 Equity Incentive Plan), then any vested and unvested RSUs will be forfeited in their entirety.

On June 5, 2017, Mr. Pearlman was granted 25,000 RSUs under the 2015 Equity Incentive Plan, one-third of such RSUs, or 8,333.33 RSUs, will vest annually over a three-year period ending June 5, 2020. The RSUs are subject to immediate vesting (i) in the event that Mr. Pearlman is removed from the Board of Directors other than for Cause (as defined in the 2015 Equity Incentive Plan), and (ii) in the event of a Change in Control, as such term is defined in the 2015 Equity Incentive Plan, subject to Mr. Pearlman’s continued employment or service to the Company.

On March 13, 2018, Mr. Eller was granted 20,000 RSUs under the 2015 Equity Incentive Plan, one-third of such RSUs, or 6,666.67 RSUs, will vest annually over the three-year period ending March 13, 2021, subject to Mr. Eller’s continued employment or service to the Company during that period. The RSUs are subject to immediate vesting in the event of a Change in Control, as such term is defined in the 2015 Equity Incentive Plan, subject to Mr. Eller’s continued employment or service to the Company. In addition, in the event that Mr. Eller’s employment with the Company is terminated by the Company other than for Cause, as such term is defined in the 2015 Equity Incentive Plan, and Mr. Eller is removed from the Company’s Board of Directors by the shareholders of the Company other than for Cause, or he is not renominated by Kien Huat to stand for election to the Board, then all unvested RSUs will vest immediately. In the event that Mr. Eller’s employment or service with the Company terminates prior to March 13, 2021, the vested RSUs will be settled on such separation date and all unvested RSUs will be cancelled immediately. If Mr. Eller’s employment or service to the

Company is terminated for Cause (as defined in the 2015 Equity Incentive Plan), then any vested and unvested RSUs will be forfeited in their entirety.

On June 5, 2017, Mr. Eller was granted 20,000 RSUs under the 2015 Equity Incentive Plan, one-third of such RSUs, or 6,666.67 RSUs, will vest annually over a three-year period ending June 5, 2020. The RSUs are subject to immediate vesting (i) in the event that Mr. Eller is removed from his position as President and Chief Executive Officer of the Company other than for Cause (as defined in the 2015 Equity Incentive Plan), and (ii) in the event of a Change in Control, as such term is defined in the 2015 Equity Incentive Plan, subject to Mr. Eller’s continued employment or service to the Company.

On March 12, 2018, Ms. Horner was granted 6,600 RSUs under the 2015 Equity Incentive Plan, one-third of such RSUs, or 2,200 RSUs, will vest annually over the three-year period ending March 12, 2021, subject to Ms. Horner’s continued employment or service to the Company during that period. The RSUs are subject to immediate vesting in the event of a Change in Control, as such term is defined in the 2015 Equity Incentive Plan, subject to Ms. Horner’s continued employment or service to the Company. In the event that Ms. Horner’s employment or service with the Company terminates prior to March 12, 2021, the vested RSUs will be settled on such separation date and all unvested RSUs will be cancelled immediately. If Ms. Horner’s employment or service to the Company is terminated for Cause (as defined in the 2015 Equity Incentive Plan), then any vested and unvested RSUs will be forfeited in their entirety.

On May 1, 2017, Ms. Horner was granted 1,000 RSUs under the 2015 Equity Incentive Plan, one-third of such RSUs, or 333.33 RSUs, will vest annually over the three-year period ending May 1, 2020. The RSUs are subject to immediate vesting in the event of a Change in Control, as such term is defined in the 2015 Equity Incentive Plan, subject to Ms. Horner’s continued employment or service to the Company.

On March 13, 2018, Mr. Sanko was granted 10,000 RSUs under the 2015 Equity Incentive Plan, one-third of such RSUs, or 3,333.33 RSUs, will vest annually over the three-year period ending March 13, 2021, subject to Mr. Sanko’s continued employment or service to the Company during that period. The RSUs are subject to immediate vesting in the event of a Change in Control, as such term is defined in the 2015 Equity Incentive Plan, subject to Mr. Sanko’s continued employment or service to the Company. In the event that Mr. Sanko’s employment or service with the Company terminates prior to March 13, 2021, the vested RSUs will be settled on such separation date and all unvested RSUs will be cancelled immediately. If Mr. Sanko’s employment or service to the Company is terminated for Cause, as such term is defined in the 2015 Equity Incentive Plan, then any vested and unvested RSUs will be forfeited in their entirety.

On March 12, 2018, Mr. Degliomini was granted 6,600 RSUs under the 2015 Equity Incentive Plan, one-third of such RSUs, or 2,200 RSUs, will vest annually over the three-year period ending March 12, 2021, subject to Mr. Degliomini’s continued employment or service to the Company during that period. The RSUs are subject to immediate vesting in the event of a Change in Control, as such term is defined in the 2015 Equity Incentive Plan, subject to Mr. Degliomini’s continued employment or service to the Company. In the event that Mr. Degliomini’s employment or service with the Company terminates prior to March 12, 2021, the vested RSUs will be settled on such separation date and all unvested RSUs will be cancelled immediately. If Mr. Degliomini’s employment or service to the Company is terminated for Cause as such term is defined in the 2015 Equity Incentive Plan, then any vested and unvested RSUs will be forfeited in their entirety.

On May 1, 2017, Mr. Degliomini was granted 1,000 RSUs under the 2015 Equity Incentive Plan, one-third of such RSUs, or 333.33 RSUs, will vest annually over the three-year period ending May 1, 2020. The RSUs are subject to immediate vesting in the event of a Change in Control, as such term is defined in the 2015 Equity Incentive Plan, subject to Mr. Degliomini’s continued employment or service to the Company. The Compensation Committee believes that the Company generally benefits from the retention and risk mitigation elements provided by a multi-year vesting period aligns an executive’s compensation interests with the longer-term business strategies and tactics of the Company over the vesting period. The Committee also believes that the vesting over a multiple-year period reduces the motivation to engage in short-term strategies that may increase the Company’s share price in the near term but may not create the best foundation for maximizing long-term stockholder value. The long-term vesting requirement is therefore also considered a disincentive to excessive risk taking by management as any adverse consequences of such risks would be reflected in the value of the equity awards by the time those awards vest.

On March 12, 2018, Mr. Kline was granted 10,000 RSUs under the 2015 Equity Incentive Plan, one-third of such RSUs, or 3,333.33 RSUs, will vest annually over the three-year period ending March 12, 2021, subject to Mr. Kline’s continued employment or service to the Company during that period. The RSUs are subject to immediate vesting in the event of a Change in Control, as such term is defined in the 2015 Equity Incentive Plan, subject to Mr. Kline’s continued employment or service to the Company. In the event that Mr. Kline’s employment or service with the Company terminates prior to March 12, 2021, the vested RSUs will be settled on such separation date and all unvested RSUs will be cancelled immediately. If Mr. Kline’s employment or service to the Company is terminated for Cause, as such term is defined in the 2015 Equity Incentive Plan, then any vested and unvested RSUs will be forfeited in their entirety.

In September 2015, the Board approved and, in November 2015, stockholders approved, the 2015 Equity Incentive Plan, pursuant to which any future equity incentive awards will be made to the Named Executive Officers. At August 31, 2018, a total of 2,334,282 shares were available for future issuance under the 2015 Equity Incentive Plan.

The Compensation Committee may grant awards of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Stock Bonus Awards, Performance Compensation Awards (including cash bonus awards) or any combination of the foregoing.

The Compensation Committee believes that equity-based compensation provides an incentive that focuses the executive’s attention on managing our Company from the perspective of an owner with an equity stake in the business. In determining the amount of equity-based compensation to be awarded to our Named Executive Officers, the Compensation Committee takes into consideration, among other things, the level of the officer’s responsibility, performance of the officer, other compensation elements and the amount of previous equity grants awarded to the individual. In addition, with respect to recruiting an executive officer to join our Company, the amount of equity consideration may be negotiated to reflect the amount necessary to hire the desired person. The size of such awards would be based on the Compensation Committee view on the prospective officer’s potential to have an impact on our profitability, growth and financial position. The Compensation Committee may also seek input from its compensation consultant.

Cash Bonus for Senior Executives

After the conclusion of fiscal 2017 and the preparation of the Company’s audited financial statements, the Compensation Committee held meetings to consider the extent to pay bonuses to senior executives. The 2017 bonuses for the senior executives were discretionary and based primarily upon a subjective analysis by the Compensation Committee of the individual performance of each senior executive. Cash awards were paid in the first quarter of the current fiscal year and are reflected in the Summary Compensation Table below.

Pay Ratio Disclosure

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (“PEO”). The Company’s PEO is Mr. Eller. The purpose of the new required disclosure is to provide a measure of the equitability of pay within the organization.

We identified the median employee by examining the 2017 total cash compensation for all individuals, excluding our Chief Executive Officer, who were employed by us as of December 31, 2017. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and we annualized the compensation for any full-time employees that were not employed by us for all of 2017. We believe the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees. Approximately 1% percent of our employees receive annual equity awards.

After identifying the median employee based on total cash compensation, we calculated annual total compensation for such employee using the same methodology we use for our Named Executive Officers as set forth in the 2017 Summary Compensation Table later in this proxy statement. For simplicity, the value of the Company’s 401(k) plan and medical benefits provided was excluded as all employees including the PEO are offered the exact same benefits and the Company utilizes the Internal Revenue Service safe harbor provision for 401(k) discrimination testing.

As illustrated in the table below, our 2017 PEO to median employee pay ratio is 18.68:1.00.

Median Employee total annual compensation	$34,112
Mr. Eller (“PEO”) total annual compensation	$637,200
Ratio of PEO to Median Employee Compensation	18.68 to 1.00

Summary Compensation Table

The following table sets forth all information concerning the compensation earned, for the fiscal years ended December 31, 2017, 2016 and 2015 for services rendered to us by persons who served as our Named Executive Officers at the end of 2017, 2016 and 2015.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Restricted Stock Awards ($) (11)	All Other Compensation ($)		Total ($)
Emanuel R. Pearlman (1)	2017	650,000	(1)	200,000	611,250	36,000	(1)	1,497,250
Executive Chairman of the Board	2016	357,500	(1)	200,000	—	17,500	(1)	575,000

Ryan Eller (2)	2017	438,461		200,000	489,000	19,900	(2)	1,147,361
President and Chief Executive Officer

Joseph A. D’Amato (3)	2017	240,073		—	760,938	20,872	(3)	1,021,883
Former Chief Executive Officer	2016	398,269		200,000	205,000	33,540	(4)	836,809
	2015	375,000		225,000	651,250	31,418	(5)	1,282,668

Laurette J. Pitts (6)	2017	273,900		—	24,950	7,113	(6)	305,963
Former Executive Vice President, Chief Financial Officer	2016	240,000		65,000	—	—		305,000
	2015	240,000		100,000	260,500	—		600,500

Nanette L. Horner	2017	225,000		78,000	24,950	14,400	(7)	342,350
Executive Vice President, Chief Counsel and Chief Compliance Officer	2016	225,000		50,000	—	14,400	(7)	289,400
	2015	225,000		100,000	260,500	14,400	(7)	599,900

Jamie M. Sanko (8)	2017	4,808		—	—	—		4,808
Chief Accounting Officer

Charles Degliomini	2017	257,500		77,250	24,950	3,600	(9)	363,300
Executive Vice President of Governmental Affairs and Corporate Communications	2016	257,500		50,000	—	—		307,500
	2015	260,000		100,000	260,500	—		620,500

Kevin D. Kline (10)	2017	17,692		—	—	—		17,692
Chief Operating Officer and General Manager of Montreign Operating Company, LLC

(1)

Mr. Pearlman served as a non-employee director until May 31, 2016, whereupon he became the Executive Chairman of the Board of Directors and a Company employee. Mr. Pearlman is paid an annual salary of $650,000, which was increased to $682,500 on March 13, 2018, in his role as Executive Chairman but does not have an employment agreement with the Company. All Other Compensation includes $36,000 and $17,500 paid to an entity wholly-owned by Mr. Pearlman as reimbursement for medical benefits and administrative expenses provided by such entity in lieu of Company benefits, for the 2017 and 2016 periods, respectively.

(2)	Mr. Eller joined the Company on March 27, 2017. All Other Compensation consists of $19,900 in housing and travel allowance.
(3)

Mr. D’Amato retired on June 1, 2017. All Other Compensation consists of $10,650 in housing allowance, $5,084 in allocation of personal use of a Company vehicle, and $5,138 for an excess life insurance policy paid by the Company.

(4)	All Other Compensation consists of $23,368 in housing allowance, $5,034 in allocation of personal use of a Company vehicle, and $5,138 for an excess life insurance policy paid by the Company.
(5)	All Other Compensation consists of $22,228 in housing allowance, $4,052 in allocation of personal use of a Company vehicle, and $5,138 for an excess life insurance policy paid by the Company.
(6)	Ms. Pitts resigned effective December 4, 2017. All Other Compensation consists of $4,800 in housing and travel allowance.
(7)	All Other Compensation consists of $14,400 in housing and travel allowance.
(8)	Mr. Sanko joined the Company on December 12, 2017.
(9)	All Other Compensation consists of $3,600 in housing and travel allowance.
(10)	Mr. Kline joined the Company on December 12, 2017.
(11)

These amounts reflect the aggregate grant date fair value of restricted stock granted in the year ended December 31, 2017 under our 2005 Equity Incentive Plan computed in accordance with ASC Topic 718 (formerly SFAS No. 123(R)). Please see Notes B and I to our consolidated financial statements contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for more information. The grant dates for the Restricted Stock are June 6, 2017, May 1, 2017, August 2, 2016, May 5, 2015, August 11, 2014 and November 12, 2013, respectively.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

Mr. Pearlman

Mr. Pearlman does not have an employment agreement with the Company. On March 13, 2018, Mr. Pearlman’s annual base salary was increased from $650,000 to $682,500 pursuant to a 5% cost of living increase approved by the Compensation Committee, and is reimbursed for medical benefits and administrative expenses incurred by an entity controlled by Mr. Pearlman in lieu of receiving such benefits from the Company. Mr. Pearlman is eligible to receive such incentive compensation and bonuses as the Compensation Committee deems appropriate.

Mr. Eller

On March 27, 2017, the Company entered into an employment agreement with Mr. Eller pursuant to which Mr. Eller became the Company’s President and Chief Operating Officer. Upon Mr. D’Amato’s retirement, effective June 1, 2017, Mr. Eller became the Company’s President and Chief Executive Officer. Mr. Eller’s employment agreement remained in full force and effect after such appointment. Mr. Eller’s employment agreement provides for a term ending on February 28, 2021 unless the relationship is earlier terminated by either party in accordance with the provisions of the agreement. Mr. Eller receives an annual base salary of $600,000 and will be eligible to receive such incentive compensation and bonuses as the Compensation Committee deems appropriate. Mr. Eller receives a monthly housing allowance in the amount of $1,600 plus utility expenses. In addition,

Mr. Eller receives an automobile allowance of $1,500 a month. In the event that the Company terminates Mr. Eller’s employment for Cause (as defined in the agreement) or Mr. Eller resigns without Good Reason (as defined in the agreement), the Company’s obligations are limited generally to paying Mr. Eller his base salary, unpaid expenses and any benefits to which Mr. Eller is entitled through the termination date (collectively “Accrued Obligations”). In the event Mr. Eller’s employment is terminated as a result of death or disability, Mr. Eller or his estate, as the case may be, is entitled to receive the Accrued Obligations and any unvested options held by Mr. Eller will become vested immediately and remain exercisable through the remainder of its original term. In the event that the Company terminates Mr. Eller’s employment without Cause or Mr. Eller resigns with Good Reason, the Company is obligated to pay (i) the Accrued Obligation, (ii) a pro rata portion of any bonus awarded pursuant to a bonus plan in which he is a participant (based on the days worked during the applicable year) and (iii) Mr. Eller’s compensation for the lesser of (A) 18 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options granted in contemplation of the agreement, which options will remain exercisable through the remainder of its original term. In the event that the Company terminates Mr. Eller’s employment without Cause or Mr. Eller resigns with Good Reason on or following a Change of Control (as defined in the agreement), the Company is obligated to pay (i) the Accrued Obligations, (ii) a pro rata portion of any bonus awarded pursuant to a bonus plan in which he is a participant, and (iii) Mr. Eller’s compensation for the greater of (A) 24 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options held by Mr. Eller, which options will remain exercisable through the remainder of their original term.

The Company has agreed to customary indemnification for Mr. Eller for any claims arising out of his service to the Company. In addition, Mr. Eller agreed to non-competition and non-solicitation provisions that extend for a post-termination period ranging from three months to one year following the date of termination depending on the reason for termination. Notwithstanding the foregoing, following the termination of the employment agreement, Mr. Eller will be entitled to be employed by, consult with or participate in the management, operation or control of Genting Berhad, Genting Malaysia, Genting Hong Kong Limited, or affiliates thereof, or any other entity in which Tan Sri Lim Kok Thay or any member of the Tan Sri Lim Kok Thay family has, directly or indirectly, invested, without the prior written consent of the Board of Directors of the Company. Mr. Eller has also agreed to customary terms concerning the protection and confidentiality of Company information.

Ms. Horner

On August 22, 2012, the Company entered into an employment agreement with Ms. Horner, pursuant to which Ms. Horner served as the Company’s Senior Vice President, Chief Compliance Officer and Chief Counsel. Ms. Horner’s employment agreement provided for an initial term ending on December 31, 2014 unless Ms. Horner’s employment is earlier terminated by either party in accordance with the provisions thereof. Ms. Horner receives a base salary of $215,000 and such incentive compensation and bonuses, if any, (i) as the Compensation Committee in its discretion may determine, and (ii) to which Ms. Horner may become entitled pursuant to the terms of any incentive compensation or bonus program, plan or agreement from time to time in effect in which she is a participant. Ms. Horner will also receive a monthly lodging and travel expense allowance of $1,200. In the event that the Company terminates Ms. Horner’s employment with Cause (as defined in the agreement) or Ms. Horner resigns without Good Reason (as defined in the agreement), the Company’s obligations are limited generally to paying Ms. Horner her base salary, unpaid expenses and any benefits to which Ms. Horner is entitled through the termination date (the “Accrued Compensation”).

In the event that Ms. Horner’s employment is terminated as a result of death or disability, Ms. Horner’s or her estate, as the case may be, is entitled to receive the Accrued Obligations and any unvested options held by Ms. Horner will become vested immediately and remain exercisable through the remainder of its original five-year term. In the event that the Company terminates Ms. Horner’s employment without Cause or Ms. Horner resigns with Good Reason, the Company is obligated to pay (i) the Accrued Obligation, (ii) a pro-rata portion of any bonus awarded pursuant to any annual bonus plan in which she is a participant (based on the days worked during the applicable year) and (iii) Ms. Horner’s compensation for the lesser of (A) 18 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options granted in contemplation of the agreement, which options will remain exercisable through the remainder of its original five-year term. In the event that the Company terminates Ms. Horner’s employment without Cause or Ms. Horner resigns with Good Reason on or following a Change in Control (as defined in the agreement), the Company is generally obligated to continue to pay Ms. Horner’s compensation for the greater of (A) 24 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options held by Ms. Horner, which options will remain exercisable through the remainder of its original five-year term.

On May 30, 2014, the Company entered into Amendment No. 1 to the employment agreement with Ms. Horner, which amendment was effective as of July 1, 2014. Pursuant to such amendment, (i) the termination date of Ms. Horner’s employment agreement was extended from December 31, 2014 to December 31, 2015, (ii) her base salary was increased from $215,000 to $225,000 and (iii) “Executive Vice President” was added to her title. In addition, pursuant to the amendment, the definition of “Change in Control” was amended such that a change in the majority of the Board as a result of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction without the approval of the current members of the Board would constitute a Change in Control.

On June 30, 2015, the Company entered into Amendment No. 2 to the employment agreement with Ms. Horner extending the termination date of such agreement from December 31, 2015 to December 31, 2018.

On January 18, 2018, the Compensation Committee took action to increase Ms. Horner’s base salary from $225,000 to $260,000, effective immediately.

Mr. Sanko

The Company and Mr. Sanko entered into an employment agreement, effective as of December 12, 2017 (the “Sanko Employment Agreement”) in connection with Mr. Sanko’s appointment as Chief Accounting Officer. Mr. Sanko’s employment agreement provides for a term ending on December 11, 2020 unless the relationship is earlier terminated by either party in accordance with the provisions of the Sanko Employment Agreement. From the effective date of the Sanko Employment Agreement through December 31, 2018, Mr. Sanko receives an annual base salary of $250,000. From January 1, 2019 through the remainder of the term of the Sanko Employment Agreement, Mr. Sanko will receive an annual base salary of $400,000. The base salary may be further adjusted at the discretion of the Board of Directors of the Company. Mr. Sanko will be eligible to receive such incentive compensation and bonuses at the discretion of the compensation committee of the Company’s Board of Directors. Mr. Sanko was reimbursed $9,815 for certain reasonable expenses incurred in connection with his relocation to Sullivan County, New York, or a neighboring county in New York. In addition, Mr. Sanko receives a travel and lodging allowance in the amount of $1,200 per month.

In the event that the Company terminates Mr. Sanko’s employment with Cause (as defined in the Sanko Employment Agreement) or Mr. Sanko resigns without Good Reason (as defined in the Sanko Employment Agreement), the Company’s obligations are limited generally to paying Mr. Sanko his base salary, unpaid expenses and any benefits to which Mr. Sanko is entitled through the termination date (collectively “Accrued Obligations”). In the event Mr. Sanko’s employment is terminated as a result of death or disability, Mr. Sanko or his estate, as the case may be, is entitled to receive the Accrued Obligations, any unvested equity award held by Mr. Sanko will become vested immediately and any options held by Mr. Sanko will remain exercisable through the remainder of their original term. In the event that the Company terminates Mr. Sanko’s employment without Cause or Mr. Sanko resigns with Good Reason, the Company is obligated to pay (i) the Accrued Obligation, (ii) a pro rata portion of any bonus awarded pursuant to a bonus plan in which he is a participant (based on the days worked during the applicable year) and (iii) Mr. Sanko’s compensation for the lesser of (A) 18 months or (B) the remainder of the term of the Sanko Employment Agreement and accelerate the vesting of any equity award granted at the discretion of the Company’s compensation committee, and any options held by Mr. Sanko will remain exercisable through the remainder of their original term. In the event that the Company terminates Mr. Sanko’s employment without Cause or Mr. Sanko resigns with Good Reason on or following a Change of Control (as defined in the Sanko Employment Agreement), the Company is obligated to pay (i) the Accrued Obligations, (ii) a pro rata portion of any bonus awarded pursuant to a bonus plan in which he is a participant (based on the days worked during the applicable year), and (iii) Mr. Sanko’s compensation for the greater of (A) 24 months or (B) the remainder of the term of the agreement and accelerate the vesting of any equity award granted to Mr. Sanko at the discretion of the Company’s compensation committee, and any options held by Mr. Sanko will remain exercisable through the remainder of their original term.

The Company has agreed to customary indemnification for Mr. Sanko for any claims arising out of his service to the Company. In addition, Mr. Sanko has agreed to non-competition and non-solicitation provisions that extend for a post-termination period ranging from three months to one year following the date of termination depending on the reason for termination. Notwithstanding the foregoing, following the termination of the Sanko Employment Agreement, Mr. Sanko will be entitled to be employed by, consult with or participate in the management, operation or control of Genting Berhad, Genting Malaysia Berhad, Genting Hong Kong Limited, or affiliates thereof, or any other entity in which Tan Sri Lim Kok Thay or any member of the Tan Sri Lim Kok Thay family has, directly or indirectly, invested, without the prior written consent of the Board of Directors of the Company. Mr. Sanko has also agreed to customary terms concerning the protection and confidentiality of company information.

Pursuant to an amended severance agreement with Genting Americas, in January 2018, Mr. Sanko received a one-time cash payment of $250,000 plus the value of accrued benefits, including accrued paid time off. In addition, in January 2018, Mr. Sanko received a cash payment of $212,500 under a Genting Americas bonus plan in which he was an eligible participant.

Mr. Degliomini

On December 7, 2012, the Company entered into an employment agreement with Mr. Degliomini, pursuant to which Mr. Degliomini serves as Executive Vice President of Governmental Affairs and Corporate Communications. Mr. Degliomini’s employment agreement provided for a term ending on December 31, 2014 unless Mr. Degliomini’s employment is terminated by either party in accordance with the provisions thereof. Mr. Degliomini received a base salary at the annual rate of $250,000 and such incentive compensation and bonuses, if any, (i) as the Compensation

Committee in its discretion may determine, and (ii) to which Mr. Degliomini may become entitled pursuant to the terms of any incentive compensation or bonus program, plan or agreement from time to time in effect in which he is a participant. In the event that the Company terminates Mr. Degliomini’s employment with Cause (as defined in the agreement) or Mr. Degliomini resigns without Good Reason (as defined in the agreement), the Company’s obligations are limited generally to paying Mr. Degliomini his base salary, unpaid expenses and any benefits to which Mr. Degliomini in entitled through the termination date (collectively “Accrued Obligations”). In the event Mr. Degliomini’s employment is terminated as a result of death or disability, Mr. Degliomini’s or his estate, as the case may be, is entitled to receive the Accrued Obligations and any unvested options held by Mr. Degliomini will become vested immediately and remain exercisable through the remainder of its original five-year term. In the event that the Company terminates Mr. Degliomini’s employment without Cause or Mr. Degliomini resigns with Good Reason, the Company is obligated to pay (i) the Accrued Obligation, (ii) a pro rata portion of any bonus awarded pursuant to a bonus plan in which he is a participant (based on the days worked during the applicable year) and (iii) Mr. Degliomini’s compensation for the lesser of (A) 18 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options granted in contemplation of the agreement, which options will remain exercisable through the remainder of its original five-year term. In the event that the Company terminates Mr. Degliomini’s employment without Cause or Mr. Degliomini resigns with Good Reason on or following a Change in Control (as defined in the agreement), the Company is generally obligated to continue to pay Mr. Degliomini’s compensation for the greater of (A) 24 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options granted in contemplation of the agreement, which options will remain exercisable through the remainder of its original five-year term.

On August 24, 2014, the Company entered into Amendment No. 1 to the employment agreement with Mr. Degliomini. Pursuant to such amendment, (i) the termination date of Mr. Degliomini’s employment agreement was extended from December 31, 2014 to December 31, 2015 and (ii) his base salary was increased from $250,000 to $257,000. In addition, pursuant to the amendment, the definition of “Change Control” was amended such that a change in the majority of the Board as a result of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction without the approval of the current members of the Board would constitute a Change in Control.

On June 30, 2015, the Company entered into Amendment No. 2 to the employment agreement with Mr. Degliomini extending the termination date of such agreement from December 31, 2015 to December 31, 2018.

On July 31, 2017, the Compensation Committee approved a lodging and travel expense allowance for Mr. Degliomini of $1,200 per month.

Mr. Kline

Montreign and Mr. Kline have entered into an employment agreement, effective as of December 12, 2017 (the “Kline Employment Agreement”) in connection with Mr. Kline’s appointment as Chief Operating Officer and General Manager. Mr. Kline’s employment agreement provides for a term ending on December 11, 2020 unless the relationship is earlier terminated by either party in accordance with the provisions of the Kline Employment Agreement. Mr. Kline receives an annual base salary of $400,000 and will be eligible to receive such incentive compensation and bonuses at the discretion of the compensation committee of the Company’s Board of Directors.

Mr. Kline was reimbursed $12,537 for certain reasonable expenses incurred in connection with his relocation to Sullivan County, New York, or a neighboring county in New York. In addition, Mr. Kline receives a travel and lodging allowance in the amount of $1,200 per month. In connection with his employment, Mr. Kline received a one-time cash bonus of $10,000.

In the event that Montreign terminates Mr. Kline’s employment with Cause (as defined in the Kline Employment Agreement) or Mr. Kline resigns without Good Reason (as defined in the Kline Employment Agreement), Montreign’s obligations are limited generally to paying Mr. Kline his base salary, unpaid expenses and any benefits to which Mr. Kline is entitled through the termination date (collectively “Accrued Obligations”). In the event Mr. Kline’s employment is terminated as a result of death or disability, Mr. Kline or his estate, as the case may be, is entitled to receive the Accrued Obligations, any unvested equity award granted to Mr. Kline at the discretion of the Company’s compensation committee will become vested immediately and any options held by Mr. Kline will remain exercisable through the remainder of their original term. In the event that Montreign terminates Mr. Kline’s employment without Cause or Mr. Kline resigns with Good Reason, Montreign is obligated to pay (i) the Accrued Obligation, (ii) a pro rata portion of any bonus awarded pursuant to a bonus plan in which he is a participant (based on the days worked during the applicable year) and (iii) Mr. Kline’s compensation for the lesser of (A) 18 months or (B) the remainder of the term of the Kline Employment Agreement and accelerate the vesting of any equity award granted at the discretion of the Company’s compensation committee, and any options held by Mr. Kline will remain exercisable through the remainder of their original term. In the event that Montreign terminates Mr. Kline’s employment without Cause or Mr. Kline resigns with Good Reason on or following a Change of Control (as defined in the Kline Employment Agreement), Montreign is obligated to pay (i) the Accrued Obligations, (ii) a pro rata portion of any bonus awarded pursuant to a bonus plan in which he is a participant, and (iii) Mr. Kline’s compensation for the greater of (A) 24 months or (B) the remainder of the term of the agreement and accelerate the vesting of any equity award granted to Mr. Kline at the discretion of the Company’s compensation committee, and any options held by Mr. Kline will remain exercisable through the remainder of their original term.

Montreign has agreed to customary indemnification for Mr. Kline for any claims arising out of his service to Montreign. In addition, Mr. Kline agreed to non-competition and non-solicitation provisions that extend for a post-termination period ranging from three months to one year following the date of termination depending on the reason for termination. Mr. Kline has also agreed to customary terms concerning the protection and confidentiality of company information.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the outstanding equity awards of each of the Named Executive Officers as of December 31, 2017:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested ($)
Emanuel R. Pearlman	2,000	—	24.75	11/11/2018	(1)	50,000	1,350,000	(2)
						56,250	1,518,750	(3)
						25,000	675,000	(4)

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested ($)
Ryan Eller					20,000	540,000	(4)
Nanette L. Horner					10,000	270,000	(2)
					1,000	27,000	(5)
Charles Degliomini					10,000	270,000	(2)
					1,000	27,000	(5)
Jamie M. Sanko							(6)
Kevin D. Kline							(7)

(1)	Grant date November 12, 2013 of restricted stock award; vesting 25% on grant date, 25% on 2/12/2014, 25% on 5/12/2014 and 25% on 8/12/2014; 5-year term.
(2)

Grant date May 5, 2015 of restricted stock award; which vested 50% on 2/3/2018, the date which the New York State Gaming Commission authorized the opening of the Casino to the public (“Casino Date”) and 50% on 8/5/2018, the six-month anniversary of the Casino Date; immediate vesting in the event of a Change in Control (as defined in the award).

(3)	Grant date March 16, 2016 of restricted stock award; vesting 25% on 3/16/2018, 25% on 3/16/2019 and 25% on 3/16/2020.
(4)	Grant date June 5, 2017 of restricted stock unit award; vesting 33.33% on 6/05/2018, 33.33% on 6/05/2019 and 33.34% on 6/05/2020.
(5)	Grant date May 1, 2017 of restricted stock unit award; vesting 33.33% on 5/01/2018, 33.33% on 5/01/2019 and 33.34% on 5/01/2020.
(6)	Mr. Sanko was appointed Chief Accounting Officer of the Company effective December 12, 2017.
(7)	Mr. Kline was appointed Chief Operating Officer of Montreign effective December 12, 2017.

Director Compensation

Directors who are also our officers are not separately compensated for their service as directors. Our directors who were non-employee directors received the following aggregate amounts of compensation for 2017.

Name	Fees earned or paid in cash ($)		Restricted stock unit awards ($) (1)	Restricted stock awards ($)		Other compensation ($)	Total ($)
Gregg Polle	153,000	(2)	89,000	—		0	242,000
Nancy Palumbo	120,000	(3)	89,000	—		—	209,000
Edmund Marinucci	133,000	(4)	89,000	—		—	222,000
Keith Horn	110,000	(5)	89,000	—		—	199,000
Gerard Ewe Keng Lim	14,306	(6)	89,000	20,256	(6)	—	123,562

(1)

4,000 restricted stock units, with a grant date of November 1, 2017, were issued to each outside director under the Company’s 2015 Equity Incentive Plan. Restricted stock unit amount is equal to the grant date fair value of the grants.

(2)

Consists of: (i) $50,000 annual cash compensation for non-employee directors; (ii) $10,000 for service on the Audit Committee; (iii) $10,000 for service on the Compensation Committee; (iv) $10,000 for service on the Corporate Governance and Nominations Committee; (v) $10,000 for service on the Regulatory Compliance Committee; (vi) $48,000 for service on the Strategic Development Committee and (vii) $15,000 for service as Lead Independent Director during 2017.

(3)

Consists of: (i) $50,000 annual cash compensation for non-employee directors; (ii) $10,000 for service on the Audit Committee; (iii) $10,000 for service on the Compensation Committee; (iv) $10,000 for service on the Regulatory Compliance Committee; (v) $10,000 for service on the Corporate Governance and Nominations Committee; (vi) $15,000 for acting as Chairman of the Compensation Committee, which amount was increased to $25,000 in October 2017; and (vii) $15,000 for acting as Chairman of the Regulatory Compliance Committee.

(4)

Consists of: (i) $50,000 annual cash compensation for non-employee directors; (ii) $15,000 for acting as Chairman of the Corporate Governance and Nominations Committee; (iii) $48,000 for service on the Strategic Development Committee; (iv) $10,000 for service on the Compensation Committee; (v) $10,000 for service on the Corporate Governance Committee.

(5)

Consists of: (i) $50,000 annual cash compensation for non-employee directors; (ii) $40,000 for acting as Chairman of the Audit Committee; (iii) $10,000 for service on the Regulatory Compliance Committee; and (iii) $10,000 for service on the Audit Committee.

(6)

Mr. Lim became a director on September 18, 2017. Consists of $14,306 of cash compensation, which is a pro-rated portion of the annual cash compensation for non-employee directors from September 18, 2017 to December 31, 2017. Mr. Lim was granted 875 shares of restricted stock on September 18, 2017, upon his appointment to the Board, which is a pro-rated portion of the restricted stock units granted to non-employee directors from September 18, 2017 to December 31, 2017.

Narrative Disclosure to Director Compensation Table

Cash Compensation

Each non-employee member of the Board receives annual cash compensation of $50,000. The chairperson of (i) the Audit Committee receives annual compensation of $40,000, (ii) the Compensation Committee receives annual compensation of $25,000, (iii) the Corporate Governance and Nominations Committee receives annual compensation of $15,000; and (iv) the Regulatory Compliance Committee receives annual compensation of $15,000. Annual compensation for each member of the Audit Committee, Compensation Committee, Corporate Governance and Nominations Committee and Regulatory Compliance Committee is $10,000 per committee, including for the chairperson of such committee. Annual compensation for each member of the Strategic Development Committee is $48,000 per member, except for Mr. Pearlman who receives no additional compensation for his service on the Strategic Development Committee. As of March 13, 2018, compensation for the Lead Independent Director is $25,000 annually, which was increased from $15,000.

Stock Compensation

On September 18, 2017, upon his appointment to the Board, Mr. Lim was granted 875 shares of restricted stock, which is a pro-rated portion of the restricted stock units granted to non-employee directors from September 18, 2017 to December 31, 2017, with such shares vesting on January 5, 2018. In November 2017, the non-employee directors of the Company received an annual grant of 4,000 shares of RSUs, with such restricted stock units vesting on January 4, 2019.

Compensation Policies and Practices and Risk Management

The Compensation Committee has reviewed the design and operation of the Company’s compensation policies and practices for all employees, including executives, as they relate to risk management practices and risk-taking incentives. The Compensation Committee believes that the Company’s compensation policies and practices do not encourage unnecessary or excessive risk taking and that any risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent of our Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to us, we believe that all filings required to be made pursuant to Section 16(a) of the Exchange Act during the year ended December 31, 2017 were filed in a timely manner with the exception of a Form 3 that was to be filed by Mr. Eller on March 27, 2017 in connection with his appointment as President of the Company. Mr. Eller filed such form on June 7, 2017.

OTHER INFORMATION

Principal Stockholders

The following table sets forth information concerning beneficial ownership of our capital stock outstanding at September 14, 2018, by: (i) each stockholder known to be the beneficial owner of more than five percent of any class of our voting stock then outstanding; (ii) each of our directors and nominees to serve as director; (iii) each of our Named Executive Officers; and (iv) our current directors and executive officers as a group.

As of September 14, 2018, there were 32,717,491 shares of our Common Stock and 44,258 shares of Series B Preferred Stock issued and outstanding and entitled to notice of and to vote on all matters presented to stockholders. Each share of Common Stock entitles the holder thereof to one vote and each share of Series B Preferred Stock entitles the holder thereof to fifty-four thousandths (.054) of one vote.

The information regarding beneficial ownership of our Voting Stock has been presented in accordance with the rules of the SEC. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name and Address of
Beneficial Owner (1)
	Common Stock Beneficially Owned			Series B Preferred Stock Beneficially Owned
Directors	Shares		Percentage	Shares	Percentage
Emanuel R. Pearlman	153,722	(2)	*	—	—
Ryan Eller	40,000	(3)	*	—	—
Keith L. Horn	9,250	(4)	*	—	—
Edmund Marinucci	12,244	(5)	*	—	—
Nancy Palumbo	23,372	(6)	*	—	—
Gregg Polle	23,176	(7)	*	—	—
Gerard Ewe Keng Lim	4,875	(8)	*	—	—
Current Officers
Nanette L. Horner	16,334	(9)	*	—	—
Jamie M. Sanko	10,000	(10)	*	—	—
Charles Degliomini	11,679	(11)	*	—	—
Kevin D. Kline	10,000	(12)	*	—	—

Directors and Officers as a Group (11 people)	314,652	(13)	1.0%	—	—

Name and Address of
Beneficial Owner (1)
	Common Stock Beneficially Owned			Series B Preferred Stock Beneficially Owned
	Shares		Percentage	Shares	Percentage
Stockholders
Kien Huat Realty III Limited c/o Kien Huat Realty Sdn Bhd. 22nd Floor Wisma Genting Jalan Sultan Ismail 50250 Kuala Lumpur Malaysia	28,914,606	(14)	88.4%	—	—
Patricia Cohen 6138 S. Hampshire Ct. Windermere, FL 34786	—			44,258	100%

*	less than 1%
(1)	Unless otherwise indicated, the address of each stockholder, director, and executive officer listed above is Empire Resorts, Inc., 888 Resorts World Drive, Monticello, New York 12701.
(2)

Consists of 64,222 shares of our common stock owned directly by Mr. Pearlman, options that are currently exercisable into 2,000 shares of our common stock; 37,500 shares of restricted stock issued pursuant to the Company’s 2015 Equity Incentive Plan which vest as to 18,750 shares on each of March 16, 2019 and March 16, 2020; however, there is immediate vesting in the event (i) Mr. Pearlman is removed from the Board other than for cause, (ii) if he is not renominated by Kien Huat to stand for election to the Board, or (iii) upon a Change in Control (as defined in the award); 25,000 shares of Restricted Stock Units (“RSUs”) issued pursuant to the Company’s 2015 Equity Incentive Plan, which vest as follows: 8,333 shares vested on June 5, 2018, 8,333 shares vest on June 5, 2019 and 8,334 shares vest on June 5, 2020; and 25,000 RSUs issued pursuant to the Company’s 2015 Equity Incentive Plan, which vest as follows: 8,333 shares vest on March 13, 2019, 8,333 shares vest on March 13, 2020 and 8,334 shares vest on March 13, 2021; however, there is immediate vesting in the event (i) Mr. Pearlman is removed from the Board other than for cause, (ii) if he is not renominated by Kien Huat to stand for election to the Board, or (iii) upon a Change in Control (as defined in the award).

(3)

Consists of 40,000 RSUs issued pursuant to the Company’s 2015 Equity Incentive Plan. On June 5, 2017, Mr. Eller was granted 20,000 RSUs, which vest as follows; 6,667 shares vested on June 5, 2018, 6,667 shares vest on June 5, 2019 and 6,666 shares vest on June 5, 2020; however, there is immediate vesting in the event of a Change in Control (as defined in the award). On March 13, 2018, Mr. Eller was granted 20,000 RSUs, which vest as follows; 6,667 shares vest on March 13, 2019, 6,667 shares vest on March 13, 2020 and 6,666 shares vest on March 13, 2021; however, there is immediate vesting in the event Mr. Eller is (i) terminated by the Company other than for cause (as such term is defined in the award, (ii) removed from the Board other than for cause or he is not renominated by Kien Huat to stand for election to the Board, or (iii) upon a Change in Control (as defined in the award).

(4)	Consists of 5,250 shares of our common stock owned directly by Mr. Horn and 4,000 shares of RSUs issued pursuant to the Company’s 2015 Equity Incentive Plan which vest on January 4, 2019.
(5)

Consists of 6,622 shares of our common stock owned directly by Mr. Marinucci, options that are currently exercisable into 1,622 shares of our common stock and 4,000 shares of RSUs issued pursuant to the Company’s 2015 Equity Incentive Plan which vest on January 4, 2019.

(6)

Consists of 17,372 shares of our common stock owned directly by Ms. Palumbo, options that are currently exercisable into 2,000 shares of our common stock and 4,000 shares of RSUs issued pursuant to the Company’s 2015 Equity Incentive Plan which vest on January 4, 2019.

(7)

Consists of 17,176 shares of our common stock owned directly by Mr. Polle, options that are currently exercisable into 2,000 shares of our common stock and 4,000 shares of RSUs issued pursuant to the Company’s 2015 Equity Incentive Plan which vest on January 4, 2019.

(8)	Consists of 875 shares of our common stock owned directly by Mr. Lim and 4,000 shares of RSUs issued pursuant to the Company’s 2015 Equity Incentive Plan which vest on January 4, 2019.
(9)

Consists of 8,734 shares of our common stock owned directly by Ms. Horner, 1,000 RSUs issued pursuant to the Company’s 2015 Equity Incentive Plan, 333 shares of which vested on May 1, 2018 and the remaining which will vest as follows: 333 shares vest on May 1, 2019 and 334 shares vest on May 1, 2020; however, there is immediate vesting in the event of a Change in Control (as defined in the award); and 6,600 RSUs issued pursuant to the Company’s 2015 Equity Incentive Plan, which vest as follows; 2,200 shares vest on March 12, 2019, 2,200 shares vest on March 12, 2020 and 2,200 shares vest on March 12, 2021; however, there is immediate vesting in the event of a Change in Control (as defined in the award).

(10)

Consists of 10,000 RSUs issued to Mr. Sanko pursuant to the Company’s 2015 Equity Incentive Plan, which vest as follows; 3,333 shares vest on March 13, 2019, 3,333 shares vest on March 13, 2020 and 3,334 shares vest on March 13, 2020; however, there is immediate vesting in the event of a Change in Control (as defined in the award).

(11)

Consists of 4,079 shares of our common stock owned directly by Mr. Degliomini, 1,000 RSUs issued pursuant to the Company’s 2015 Equity Incentive Plan, which vest as follows; 333 shares vested on May 1, 2018, 333 shares vest on May 1, 2019 and 334 shares vest on May 1, 2020; however, there is immediate vesting in the event of a Change in Control (as defined in the award); and 6,600 RSUs issued pursuant to the Company’s 2015 Equity Incentive Plan, which vest as follows; 2,200 shares vest on March 12, 2019, 2,200 shares vest on March 12, 2020 and 2,200 shares vest on March 12, 2021; however, there is immediate vesting in the event of a Change in Control (as defined in the award).

(12)

Consists of 10,000 RSUs issued to Mr. Kline pursuant to the Company’s 2015 Equity Incentive Plan, which vest as follows; 3,333 shares vest on March 13, 2019, 3,333 shares vest on March 13, 2020 and 3,334 shares vest on March 13, 2020; however, there is immediate vesting in the event of a Change in Control (as defined in the award).

(13)

Consists of 124,330 shares of our common stock owned directly by directors and officers of the Company, options held by directors and officers of the Company that are currently exercisable into an aggregate of 7,622 shares of our common stock, 145,200 RSUs and 37,500 shares of restricted stock issued pursuant to the Company’s 2015 Equity Incentive Plan which currently have voting rights but vest on the following dates: 18,750 shares vest on each of March 16, 2019 and March 16, 2020.

(14)

Based solely on the Schedule 13D/A filed jointly by Kien Huat and Tan Sri Lim Kok Thay on January 24, 2018. Kien Huat is indirectly controlled by Tan Sri Lim. Tan Sri Lim and Kien Huat share voting and dispositive power over the equity securities.

Certain Relationships and Related Transactions

Background on the Development Projects

Our indirect wholly-owned subsidiary, Montreign, doing business as Resorts World Catskills, owns and operates Resorts World Catskills, a casino resort (the “Casino”), which is located in Sullivan County, New York, approximately 90 miles from New York City. Montreign is the sole holder of a gaming license issued by the New York State Gaming Commission in the Hudson Valley-Catskill region, which consists of Columbia, Delaware, Dutchess, Greene, Orange, Sullivan and Ulster counties in New York State.

Resorts World Catskills is located on approximately 1,700 acres (the “EPR Property”) owned by EPT Concord II, LLC (“EPT”) and EPR Concord II, L.P. (“EPR”), two wholly-owned subsidiaries of EPR Properties, an entity unrelated to the Company. Resorts World Catskills is part of the initial phase of a destination resort, which will also include an Indoor Waterpark Lodge (the “Waterpark”), a Rees Jones-redesigned “Monster” Golf Course (the “Golf Course Project”) and an Entertainment Project, which will include hotel, retail, restaurants and other amenities (the “Entertainment Project”

and, together with Resorts World Catskills and the Golf Course Project, the “Development Projects”). In addition to Resorts World Catskills, subsidiaries of Montreign are responsible for developing the Entertainment Project and the Golf Course Project. Subsidiaries of EPR Properties are responsible for developing the Waterpark.

Kien Huat Montreign Loan Agreement and Kien Huat Note Exchange Agreement

On January 24, 2017, Kien Huat, the Company’s largest stockholder, and Montreign Holding Company, LLC (“Montreign Holding”) entered into a loan agreement (the “Kien Huat Montreign Loan Agreement”), pursuant to which Montreign Holding obtained from Kien Huat a loan in the principal amount of $32.3 million (the “Kien Huat Montreign Loan”), the net proceeds of which were used as a capital contribution to Montreign for use towards the expenses of the Development Projects. The obligations of Montreign Holding under the Kien Huat Montreign Loan Agreement were secured by a pledge of all the membership interests of Montreign Holding by the Company.

On December 28, 2017, the Company entered into that certain Delayed Draw Term Loan Credit Agreement (the “Bangkok Bank Loan Agreement”), with Bangkok Bank, PCL, New York Branch, as lender, and Monticello Raceway Management, Inc., as guarantor, pursuant to which loans will be made to the Company in an aggregate principal amount of up to $20,000,000 (the “Bangkok Bank Loan”). Concurrently with and as a condition to the closing of the Bangkok Bank Loan Agreement, on December 28, 2017, the Company, Montreign Holding, and Kien Huat entered into a Note Exchange Agreement (the “Kien Huat Note Exchange Agreement”). The Kien Huat Note Exchange Agreement provided for the issuance of 1,379,873 shares of common stock (the “Exchange Shares”) to Kien Huat in full satisfaction of the Kien Huat Montreign Loan. On December 28, 2017, total indebtedness outstanding under the Kien Huat Montreign Loan was $36.2 million. Such total indebtedness outstanding under the Kien Huat Montreign Loan was exchanged for the Exchange Shares at an exchange rate of $26.21, which exchange rate represents the volume-weighted average price of the Company’s common stock for the 30-day period immediately preceding the date on which the Kien Huat Note Exchange Agreement was executed. In connection with the satisfaction in full of the Kien Huat Montreign Loan pursuant to the Kien Huat Note Exchange Agreement, the Company’s pledge of its membership interests in Montreign Holding was released.

Kien Huat Backstop Loan Agreement

On December 28, 2017, concurrently with and as a condition to the closing of the Bangkok Bank Loan Agreement, the Company and Kien Huat entered into a loan agreement (the “Kien Huat Backstop Loan Agreement”), providing for loans to the Company in an aggregate principal amount of up to $20 million (the “Kien Huat Backstop Loan”). Any amounts borrowed under the Kien Huat Backstop Loan will be used exclusively to make payments required under the Bangkok Bank Loan Agreement and will mature on the one-year anniversary of the Maturity Date of the Bangkok Bank Loan, or such earlier date that the Bangkok Bank Loan is terminated (the “Backstop Maturity Date”). As of September 21, 2018, no amounts had been borrowed under the Kien Huat Backstop Loan.

The Kien Huat Backstop Loan bears interest at a rate of 12% per annum. Prior to the Backstop Maturity Date, interest on any principal amount outstanding under the Kien Huat Backstop Loan will accrue and be added to the outstanding principal of the Kien Huat Backstop Loan on the first business day of each calendar month beginning on January 1, 2018 and will thereafter be deemed to be part of the principal indebtedness. The Kien Huat Backstop Loan, including all interest and any other amounts due under the Kien Huat Backstop Loan, will be payable in cash on the Backstop Maturity Date. Kien Huat was paid a commitment fee of $200,000 on December 28, 2017.

The Kien Huat Backstop Loan Agreement contains customary representations and warranties and affirmative covenants, including representations, warranties and covenants that restrict the Company’s use of the proceeds of the Kien Huat Backstop Loan to pay amounts due and payable under the Bangkok Bank Loan. Obligations under the Kien Huat Backstop Loan Agreement may be accelerated upon certain customary events of default (subject to grace periods, as applicable), including among others: nonpayment of principal, interest or fees; and breach of the affirmative covenants.

Kien Huat Subordinate Loan Agreement

On June 25, 2018, Kien Huat and the Company entered into a loan agreement (the “Kien Huat Subordinate Loan Agreement”), which provides for loans of up to $30 million (the “Kien Huat Subordinate Loan”). The Kien Huat Subordinate Loan is subordinate to the Bangkok Bank Loan. The proceeds of the Kien Huat Subordinate Loan may be used exclusively to make capital contributions to Montreign. Montreign may use such funds for marketing and general corporate purposes (including the payment of debt service). All amounts due under the Kien Huat Subordinate Loan will mature on December 28, 2020, which date may be extended for additional one-year periods if the Bangkok Bank Loan is similarly extended or accelerated in the event the Bangkok Bank Loan is accelerated. The maturity of the Kien Huat Subordinate Loan may also be extended for up to one year at the sole discretion of Kien Huat. Advances under the Kien Huat Subordinate Loan will be made in four installments as follows: (i) $5 million will be advanced no earlier than July 2, 2018; (ii) $5 million will be advanced no earlier than July 20, 2018; (iii) $10 million will be advanced no earlier than September 4, 2018; and (iv) $10 million will be advanced no earlier than September 17, 2018. The only condition to an advance will be the delivery of a request for an advance not less than five business days prior to the date of an advance and that the representations contained in the Kien Huat Subordinate Loan Agreement will be true and correct. On July 5, 2018, the Company borrowed $5 million and, on July 31, 2018, the Company borrowed an additional $5 million. The Company expects to borrow the two remaining installments of $10 million each on or about the scheduled installment dates of September 4, 2018 and September 17, 2018, respectively. The Company paid Kien Huat a commitment fee of $300,000 (or 1% of the principal amount) out of the proceeds of the first advance.

The Kien Huat Subordinate Loan bears interest at a rate of 12% per annum, compounded monthly, and will be payable monthly in arrears. Prior to the maturity of the Kien Huat Subordinate Loan, interest will not be required to be paid in cash and will be added to the outstanding principal of the Kien Huat Subordinate Loan and will thereafter be deemed to be part of the principal indebtedness due thereunder upon maturity. The Kien Huat Subordinate Loan may be repaid in full or in part at any time without premium or penalty.

The Kien Huat Subordinate Loan Agreement contains customary representations and warranties and affirmative covenants, including a restriction on the use of the proceeds of the Kien Huat Subordinate Loan as described above. Obligations under the Kien Huat Subordinate Loan Agreement may be accelerated upon certain customary events of default (subject to grace periods, as applicable), including among others: nonpayment of principal, interest or fees; breach of the affirmative covenants; and a default in payment of or acceleration of the Bangkok Bank Loan. Additionally, any future amendments to the Bangkok Bank Loan Agreement relating to default provisions thereunder, prepayment provisions or an increase of the maximum principal amount thereunder will be subject to Kien Huat’s prior written consent.

The Company agreed to indemnify and defend Kien Huat and its affiliates from negligent acts or omissions of the Company and its affiliates, any failure of the Company to comply with the terms of the Kien Huat Subordinate Loan Agreement and any failure of the Company to comply with any laws, except to the extent resulting from the gross negligence or willful misconduct of Kien Huat or its affiliates.

Registration Rights

Pursuant to the terms of the Investment Agreement, on August 19, 2009, the Company entered into a Registration Rights Agreement with the Kien Huat (the “Registration Rights Agreement”). The Registration Rights Agreement provides, among other things, that Kien Huat may require that the Company file one or more “resale” registration statements, registering under the Securities Act of 1933, as amended, the offer and sale of all of the common stock issued or to be issued to Kien Huat pursuant to the Investment Agreement as well as any shares acquired by way of a share dividend or share split or in connection with a combination of such shares, recapitalization, merger, consolidation or other reorganization with respect to such shares. In addition, pursuant to a series of commitment letters between the Company and Kien Huat, last amended on September 22, 2015, the Company agreed to register for resale all of the shares of common stock issued to Kien Huat in a rights offering commenced by the Company on January 5, 2015 and a rights offering commenced by the Company on January 4, 2016 (the “January 2016 Rights Offering”), as well as the Follow-on Rights Offering, if any, as well as any other unregistered shares of common stock held by Kien Huat.

Kien Huat Letter Agreement

As a result of Kien Huat’s increased proportionate ownership following the consummation of the January 2016 Rights Offering and the conversion of a convertible promissory note issued to Kien Huat on November 17, 2010, at the request of the Company, on February 17, 2016, Kien Huat and the Company entered into a letter agreement (the “Kien Huat Letter Agreement”) pursuant to which, during the period commencing on February 17, 2016 and ending on the earlier of (i) the three year anniversary of the closing of the January 2016 Rights Offering and (ii) the one-year anniversary of the opening of Resorts World Catskills, Kien Huat has agreed not to take certain actions with respect to the Company. In particular, during such time period, Kien Huat has agreed not to, and to cause the Kien Huat parties not to, take certain actions in furtherance of a “going-private” transaction (as such term is defined in the Kien Huat Letter Agreement) involving the Company unless such transaction is subject to the approval of (x) holders of a majority of the votes represented by the common stock, Series B Preferred Stock and any other capital stock of the Company entitled to vote together with the common stock in the election of the Board (other than any such capital stock owned by any Kien Huat parties) and (x) either (A) a majority of disinterested members of the Board or (y) a committee of the Board composed of disinterested members of the Board. In addition, during such period, the Company and Kien Huat have agreed to cooperate to ensure that, to the greatest extent possible, the Board includes no fewer than three independent directors (the definition of independence as determined under the standards of The NASDAQ Stock Market or any other securities exchange on which the common stock of the Company is then listed).

On December 28, 2017, the Company and Kien Huat amended the Kien Huat Letter Agreement to extend by one year Kien Huat’s obligation not to engage in a going-private transaction with the Company without the prior approval of the majority of the Company’s minority shareholders and a majority of the disinterested directors of the Company. As a result of the amendment, such restriction now covers a period ending in February 2020. Other than this one-year extension, all other terms of the Kien Huat Letter Agreement remain unchanged.

Moelis & Company Agreements

On December 9, 2013, the Company executed a letter agreement (the “Moelis Letter Agreement”) pursuant to which it engaged Moelis & Company LLC (“Moelis”) to act as its financial advisor in connection with Resorts World Catskills. Pursuant to the Moelis Letter Agreement, we paid Moelis a retainer fee in the aggregate amount of $250,000. In the event a financing was consummated, the Moelis Letter Agreement contemplated additional transaction-based fees would be earned by Moelis. On January 24, 2017, in connection with the closing of the a $485 million term loan under that certain Building Term Loan Agreement (the “Term Loan Agreement”), dated as of January 24, 2017, by and among Montreign, the lenders from time to time party thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent, and a $15 million loan under that certain Revolving Credit Agreement by and among Montreign, the lenders from time to time party thereto, and Fifth Third Bank, as administrative agent, Moelis was paid approximately $2.5 million for financial advisory services in connection with Resorts World Catskills.

In March 2017, Montreign entered into an engagement agreement with Moelis & Company LLC (“Moelis”) (the “Moelis-Montreign Engagement Agreement”) pursuant to which Moelis acted as exclusive financial advisor to Montreign. Pursuant to the Moelis-Montreign Engagement Agreement, Moelis was entitled to an advisory fee of $100,000, which was payable upon execution, and the reimbursement of expenses up to $75,000. On May 26, 2017, in connection with the closing of the first amendment to the Term Loan Agreement, Moelis was paid approximately $178,000 for financial advisory services pursuant to the Moelis-Montreign Engagement Agreement. The Moelis-Montreign Engagement Agreement expired on its terms on December 31, 2017.

On May 16, 2017, Moelis and the Company entered into a letter agreement reinstating and amending the Moelis Letter Agreement (the “Updated Moelis Engagement Letter”). Pursuant to the Updated Moelis Engagement Letter, Moelis acted as non-exclusive financial advisor to the Company in connection with certain debt and equity financing and corporate transactions the Company may have undertaken. The Updated Moelis Engagement Letter provides the fees that will be due to Moelis for each transaction in which the Company engages. If the Company engages in a covered transaction at any time within 12 months of the termination of the Updated Moelis Engagement Letter for any reason other than for cause by the Company, the Moelis will be entitled to receive a transaction fee according to the schedule provided therein. The Updated Moelis Engagement Letter expired on its terms on December 31, 2017.

On August 7, 2018, the Company entered into an engagement agreement Moelis (the “2018 Moelis Agreement”) to act as the Company’s exclusive financial advisor in its review of opportunities in online gaming, sports betting and interactive gaming. Pursuant to the 2018 Moelis Agreement, Moelis has also been engaged as exclusive financial advisor with respect to a strategic financing transaction for the Company, if any. Pursuant to the 2018 Moelis Agreement, we paid Moelis a retainer fee of $100,000 upon execution. In the event a transaction is consummated, the 2018 Moelis Agreement contemplates additional transaction-based fees would be earned by Moelis.

Mr. Polle, one of the directors of the Company, is a Managing Director of Moelis. Mr. Polle refrained from participating in the discussion of the 2018 Moelis Agreement and abstained from voting on whether to enter into such agreement.

RWS License Agreement

On March 31, 2017, Montreign entered into a license agreement (the “RWS License Agreement”) with RW Services Pte Ltd (“RWS”). Pursuant to the RWS License Agreement, RWS granted Montreign the non-exclusive, non-transferable, revocable and limited right to use certain “Genting” and “Resorts World” trademarks (the “RWS Licensed Marks”) in connection with the development, marketing, sales, management and operation (the “Permitted Uses”) of the Development Projects. The name of the Casino is “Resorts World Catskills,” and, notwithstanding the foregoing, the use of such name is exclusive to Montreign and may be used in connection with online gaming in addition to the Permitted Uses.

The initial term of the RWS License Agreement will expire on December 31, 2027, and will be extended automatically for additional terms of 12 months each, up to a maximum of 39 additional terms, unless either of the parties provides notice to terminate the RWS License Agreement or upon the mutual written consent of both parties.

During the term of the RWS License Agreement, Montreign may participate in the Genting Rewards Alliance loyalty program (the “Alliance”), which would provide central marketing and cross-promotion opportunities for the Development Projects with other members of the Alliance. Montreign’s participation in the Alliance is subject to the provisions of a separate agreement, which is currently being negotiated by the parties.

Beginning on the date on which the Casino opened to the public, Montreign pays to RWS a fee equivalent to a percentage of Net Revenue (as such term is defined in the RWS License Agreement) generated in each calendar year from (i) all activity at the Casino, (ii) each specific use of the RWS Licensed Marks in the Entertainment Project or Golf Course and (iii) each specific use of the name Resorts World Catskills in connection with online gaming. The percentage of Net Revenue payable as the fee is a low single digit percentage that will increase incrementally between the third year and sixth year of the term of the RWS License Agreement and will remain a low single digit percentage during the entire term of the RWS License Agreement.

Mr. Lim, who was appointed as a director in September 2017, is also a director of Resorts World Inc. Pte Ltd., the parent company of RWS. In addition, Mr. Lim serves as a director of Kien Huat, the Company’s largest stockholder. RWS is an affiliate of Tan Sri Lim Kok Thay, who controls and has indirect beneficial ownership of Kien Huat.

Genting Americas Severance Payment to Mr. Sanko

Pursuant to an amended severance agreement with Genting Americas, in January 2018, Mr. Sanko received a one-time cash payment of $250,000 plus the value of accrued benefits, including accrued paid time off. In addition, in January 2018, Mr. Sanko received a cash bonus of $212,500 under a Genting Americas bonus plan in which he was an eligible participant.

Audit Committee Review

Our Audit Committee Charter provides that the Audit Committee will review and approve all transactions between the Company and its officers, directors, director nominees, principal stockholders and their immediate family members. We intend that any such transactions will be on terms no less favorable to the Company than the Company could obtain from unaffiliated third parties.

PROPOSALS TO BE VOTED ON

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

Introduction and Nominees

The Corporate Governance and Nominations Committee of our Board has nominated each of Emanuel R. Pearlman, Ryan Eller, Keith Horn, Edmund Marinucci, Nancy A. Palumbo, Gregg Polle and Gerard Ewe Keng Lim to serve as directors until the 2019 annual meeting of stockholders (subject to their respective earlier removal, death or resignation) or until their successors are elected and qualified.

We have been advised by each of Messrs. Pearlman, Eller, Horn, Marinucci, Polle and Lim and Ms. Palumbo that they are willing to be named as a nominee and each are willing to continue to serve as a director if elected. Unless you indicate otherwise, shares represented by executed proxies will be voted for the election as directors of each nominee (each of whom is now a director) unless any such nominee shall be unavailable, in which case such shares will be voted for a substitute nominee designated by the Board. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

Agreement with Investor

Pursuant to that certain Investment Agreement, Kien Huat is entitled to recommend three nominees, whom we are required to cause to be elected or appointed to our Board, subject to the satisfaction of all legal and governance requirements regarding service as a director and to the reasonable approval of the Corporate Governance and Nominations Committee of the Board, for so long as Kien Huat maintains ownership of at least 24% of the voting power of our capital stock outstanding at such time. For as long as Kien Huat is entitled to designate nominees for directors to the Board, it will have the right to nominate one of its nominees elected to serve as a director to serve as Chairman of the Board. Each of Messrs. Eller, Lim and Pearlman have been designated as nominees by Kien Huat pursuant to this right. In addition, for so long as Kien Huat owns capital stock with at least 30% of the voting power of our capital stock outstanding at such time, certain decisions made by the Board relating to fundamental transactions involving us and our subsidiaries and certain other matters require the approval of the directors designated by Kien Huat. We believe that this arrangement is an appropriate reflection of the Company’s underlying ownership structure.

The sections titled “Directors and Executive Officers” and “Director Qualifications” on pages 11 and 15, respectively, of this proxy statement contain more information about the leadership skills and other experiences that caused the Corporate Governance and Nominations Committee and the Board to determine that these nominees should serve as directors of the Company.

Required Vote

The seven nominees receiving the highest number of affirmative votes shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” these nominees.

For the purposes of election of each director, although abstentions and broker non-votes will count toward the presence of a quorum, they will not be counted as votes cast on this proposal and therefore will have no effect on the result of the vote for the election of directors.

Recommendation

Our Board recommends a vote “FOR” the election to the Board of each of the abovementioned nominees.

PROPOSAL NUMBER TWO—RATIFICATION OF AUDITORS

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018 and recommends that stockholders vote “FOR” ratification of this appointment. Although stockholder approval of this appointment is not required by law and is not binding on the Company, the Audit Committee will take your vote on this proposal into consideration when appointing the independent registered public accounting firm in the future. Even if you ratify the appointment of Ernst & Young LLP, the Audit Committee may, in its sole discretion, terminate such engagement and direct the appointment of another independent registered public accounting firm at any time during the year, although it has no current intention to do so. Ernst & Young LLP was initially appointed by the Audit Committee on March 20, 2012. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Independent Registered Public Accounting Firm

On January 17, 2018, the Audit Committee of the Board appointed the firm of Ernst & Young LLP (“E&Y”) to serve as our independent auditors for our fiscal year ending December 31, 2018. The independent accountant’s report of E&Y on our consolidated financial statements for the year ended December 31, 2017 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

As discussed in greater detail below, the following table shows the fees paid or accrued by us to E&Y and during the indicated periods:

Type of Service	2017	2016	2015
Audit Fees (1)	$845,000	$911,000	$921,000
Audit-Related Fees (2)	24,000	25,000	23,000
Tax Fees (3)	99,000	88,000	71,000

Total	$968,000	$1,024,000	$1,015,000

(1)	Comprised of the audit of our annual financial statements, internal controls over financial reporting, reviews of our quarterly financial statements, various SEC filings and statutory audits.
(2)	Comprised of services rendered in connection with our audit of the Company’s employee benefit plan.
(3)	Comprised of services for tax compliance and tax return preparation.

Pre-Approval Policies and Procedures

All audit and non-audit services to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee. Consistent with applicable law, limited amounts of services, other than audit, review or attest services, may be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee, provided each such approved service is reported to the full Audit Committee at its next meeting.

All of the engagements and fees for our fiscal year ended December 31, 2017 were approved by the Audit Committee. In connection with the audit of our financial statements for the fiscal year ended December 31, 2017, E&Y only used full-time, permanent employees.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Required Vote

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018 requires the affirmative vote of the holders of a majority of the Voting Stock present, in person or by proxy, and entitled to vote on the proposal.

Abstentions will have no effect on the outcome of this proposal. In addition, this proposal is a “routine” matter on which brokers and nominees can vote on behalf of their clients if clients do not furnish voting instructions, therefore, broker non-votes are considered votes cast and will have an effect on the outcome of this proposal.

Recommendation

Our Board recommends a vote “FOR” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm.

OTHER MATTERS

The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Stockholder Proposals

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2019 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company at its offices at c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701 no later than June 30, 2019.

In addition, our Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. Notice of a nomination or proposal must be delivered to us not less than 120 days and not more than 180 days prior to the date we first mailed our proxy materials for the preceding year’s annual meeting of stockholders, or not more than 15 days from the public announcement of the meeting if the meeting is first publicly announced less than 90 days prior to the date of the meeting. Accordingly, for our 2019 annual meeting, notice of a nomination or proposal must be delivered to us no later than May 22, 2019 and no earlier than March 23, 2019. Nominations and proposals also must satisfy other requirements set forth in the Bylaws. If a stockholder fails to comply with the foregoing notice provision or with certain additional procedural requirements under SEC rules, the Company will have authority to vote shares under proxies we solicit when and if the nomination or proposal is raised at the annual meeting of stockholders and, to the extent permitted by law, on any other business that may properly come before the annual meeting of stockholders and any adjournments or postponements. The Executive Chairman of the Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

Householding Information

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

•

If the shares are registered in the name of the stockholder, the stockholder should contact us at Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701, to inform us of their request; or

•	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the SEC. These reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the Public Reference Section of the Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s site on the Internet, located at www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the SEC.

Any requests for copies of information, reports or other filings with the SEC should be directed to Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701, Attn: Secretary.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ☐ ☐ ☐ EASY

IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Standard Time, on November 4, 2018.

INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

PROXY	Please mark your votes like this	☒

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH NOMINEE AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING.

			FOR	WITHHOLD	FOR ALL	THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.
1.	Election of Directors		ALL	ALL	EXCEPT*
	01. Ryan Eller 02. Emanuel R. Pearlman 03. Edmund Marinucci 04. Nancy A. Palumbo	05. Gregg Polle 06. Keith Horn 07. Gerard Ewe Keng Lim	☐	☐	☐

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM.
			FOR	AGAINST	ABSTAIN
2.	Ratification of Appointment of Ernst & Young LLP		☐	☐	☐

*	(Instruction: To withhold authority to vote for any individual nominee, write the nominee’s name on the line below)
CONTROL NUMBER

Signature                                                             Signature, if held jointly                                                Date                                     , 2018.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on November 5, 2018

The Proxy Statement and our 2017 Annual Report on Form 10-K are available to Stockholders at

http://www.cstproxy.com/empireresorts/2018

FOLD HERE   •   DO NOT SEPARATE   •   INSERT IN ENVELOPE PROVIDED

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Empire Resorts, Inc.

The undersigned hereby appoints Ryan Eller and Emanuel R. Pearlman as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them acting singly, to represent and vote, as designated on the reverse side, all the shares of Common Stock and Series B Preferred Stock of Empire Resorts, Inc. (the “Company”) held of record by the undersigned at the close of business on September 14, 2018, at the Annual Meeting of Stockholders to be held at Resorts World Catskills, located at 888 Resorts World Drive, Monticello, New York 12701 on Monday, November 5, 2018, at 10:00 a.m., Eastern Standard Time, or any adjournment(s) or postponement(s) thereof (the “Meeting”) and authorizes and instructs said proxies to vote in the manner directed on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH NOMINEE FOR DIRECTOR AND “FOR” THE RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) OF THE MEETING. IF YOU WISH TO VOTE VIA THE INTERNET, PLEASE READ THE DIRECTIONS ON THE REVERSE SIDE.

(Continued and to be marked, dated and signed, on the other side)

EMPIRE RESORTS, INC. c/o Continental Proxy Services 1 State Street, New York NY 10004	You May Vote Your Proxy When You View The Material On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares.
EMPIRE RESORTS, INC. c/o Monticello Casino and Raceway 204 State Route 17B P.O. Box 5013 Monticello, New York 12701 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held on November 5, 2018

* Stockholders are cordially invited to attend the Annual Meeting and vote in person. At the Annual Meeting, you will need to request a ballot to vote your shares.

Dear Stockholder,

The 2018 Annual Meeting of Stockholders (“Annual Meeting”) of Empire Resorts, Inc. (the “Company”) will be held at Resorts World Catskills, located at 888 Resorts World Drive, Monticello, New York 12701 on Monday, November 5, 2018, at 10:00 AM Eastern Standard Time.

Proposals to be considered at the Annual Meeting:

(1)	To elect seven directors to serve on the Company’s Board of Directors (the “Board”) until the 2019 annual meeting of stockholders or until their successors are elected and qualified.

(2)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

(3)	Such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card.

Vote Your Proxy on the Internet:
Go to http://www.cstproxyvote.com
Have your notice available when you access the above website. Follow the prompts to vote your shares.

CONTROL NUMBER

The Proxy Materials are available for review at: http://www.cstproxy.com/empireresorts/2018

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013 Monticello, New York 12701

Important Notice Regarding the Internet Availability of Proxy Materials

For the 2018 Annual Meeting of Stockholders to be Held on Monday, November 5, 2018

The following Proxy Materials are available to you to review at: http://www.cstproxy.com/empireresorts/2018

Included are the Company’s:

-	Annual Report for the year ended December 31, 2017 on Form 10-K;
-	2018 Proxy Statement;
-	Proxy Card; and
-	any amendments to the foregoing materials that are required to be furnished to shareholders.

THIS IS NOT A BALLOT. YOU CANNOT USE THIS NOTICE TO VOTE YOUR SHARES. THIS COMMUNICATION PRESENTS ONLY AN OVERVIEW OF THE MORE COMPLETE PROXY MATERIALS THAT ARE AVAILABLE TO YOU ON THE INTERNET. WE ENCOURAGE YOU TO ACCESS AND REVIEW ALL OF THE IMPORTANT INFORMATION CONTAINED IN THE PROXY MATERIALS BEFORE VOTING.

IF YOU WOULD LIKE TO RECEIVE A PAPER OR E-MAIL COPY OF THESE DOCUMENTS, YOU MUST REQUEST ONE. THERE IS NO CHARGE FOR SUCH DOCUMENTS TO BE MAILED TO YOU. PLEASE MAKE YOUR REQUEST FOR A COPY AS INSTRUCTED BELOW ON OR BEFORE OCTOBER 19, 2018 TO FACILITATE A TIMELY DELIVERY. YOU MAY ALSO REQUEST THAT YOU RECEIVE PAPER COPIES OF ALL FUTURE PROXY MATERIALS FROM THE COMPANY.

ACCESSING YOUR PROXY MATERIALS ONLINE

Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically. You must reference your company ID, proxy number, and account number.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

By telephone please call 1-888-266-6791

or

By logging on to http://www.cstproxy.com/empireresorts/2018

or

By email at: proxy@continentalstock.com

Please include the company name and your control number in the subject line.